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--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             FIRSTMERIT CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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

                                FirstMerit LOGO

                               III Cascade Plaza
                               Akron, Ohio 44308

                                 March 12, 1999

To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held on Wednesday, April 21, 1999 at 10:00 A.M. at the John S. Knight Convention Center, 77 E. Mill Street, Akron, Ohio 44308.

     The election of directors will take place at the Annual Meeting. This year we will elect five Class II Directors whose terms will expire at the Annual Meeting in 2002. All of the nominees are currently serving as directors. You will also be asked to consider and approve the 1999 Stock Plan as well as a proposal to increase the number of authorized shares of FirstMerit Common Stock. These proposals are described in detail in the Proxy Statement.

     Enclosed with this letter is a Notice of Annual Meeting together with a Proxy Statement which contains information with respect to the proposals and the nominees for director, as well as the other directors who will continue in office.

     It is important that your shares be voted, and we hope that you will be able to attend the Annual Meeting. We urge you to execute and return the enclosed form of proxy as soon as possible, whether or not you expect to attend the Annual Meeting in person.

                                            Sincerely,

                                            /s/ John R. Cochran

                                            John R. Cochran
                                            Chairman and Chief Executive Officer

                             FIRSTMERIT CORPORATION
                               III CASCADE PLAZA
                               AKRON, OHIO 44308

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      TO BE HELD WEDNESDAY, APRIL 21, 1999

     The Annual Meeting of Shareholders of FirstMerit Corporation, an Ohio corporation ("FirstMerit"), will be held at the John S. Knight Convention Center, 77 E. Mill Street, Akron, Ohio, on Wednesday, April 21, 1999, at 10:00 A.M. (local time), for the following purposes:

     1. To elect five Class II Directors;

     2. To approve a proposal to amend FirstMerit's Amended and Restated Articles of Incorporation to increase the authorized shares of Common Stock from 160,000,000 to 300,000,000 shares;

     3. To approve the 1999 Stock Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on February 22, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, please fill in, date, sign and return the enclosed Proxy Card.

                                            By Order of the Board of Directors,

                                            /s/ Terry E. Patton

                                            Terry E. Patton
                                            Secretary
Akron, Ohio
March 12, 1999

         THE 1998 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS NOTICE

                           FIRSTMERIT(R) CORPORATION
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of FirstMerit Corporation, an Ohio corporation ("FirstMerit" or "Company"), of the accompanying proxy to be voted at the Annual Meeting of Shareholders to be held on Wednesday, April 21, 1999, at 10:00 A.M. (local time), and at any adjournment thereof. Shares represented by duly executed proxies in the accompanying form received by the Board of Directors prior to the meeting will be voted at the meeting. A shareholder who signs and returns a proxy in the accompanying form may revoke it prior to or at the meeting by giving notice to the Secretary. FirstMerit(R) is a registered trademark of the Company.

     The close of business on February 22, 1999, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. On that date FirstMerit had outstanding approximately [89,610,408] shares of common stock, no par value per share ("Common Stock"), each of which is entitled to one vote. For information concerning principal shareholders, see the section titled "Principal Shareholders" below.

     The mailing address of the principal executive offices of FirstMerit is III Cascade Plaza, Akron, Ohio 44308, telephone number (330) 996-6300. This Proxy Statement, together with the related Proxy Card, FirstMerit's 1998 Annual Report to Shareholders and FirstMerit's 1998 Supplemental Consolidated Financial Statements, as of December 31, 1998 is being mailed to the shareholders of FirstMerit on or about March 12, 1999.

     For Proposal No. 1, under Ohio law, FirstMerit's Amended and Restated Articles of Incorporation and its Code of Regulations ("Regulations"), if a quorum is present at the meeting, the nominees for election as directors who receive the greatest number of votes cast will be elected directors. A majority of the outstanding shares of Common Stock constitutes a quorum. An abstention from voting any share with respect to the election of any nominee for director will have the practical effect of a vote against that nominee. A broker non-vote with respect to any share will not affect the election of directors since the share is not counted for voting purposes.

     Proposal No. 2 regarding the increase in authorized shares of Common Stock must be approved by the affirmative vote of the holders of two-thirds of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, assuming a quorum is present. Abstentions and broker non-votes will be counted in determining votes present at the meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against Proposal No. 2, as each abstention or broker non-vote would be one less vote in favor of Proposal No. 2.

     Proposal No. 3 regarding the 1999 Stock Plan must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, assuming a quorum is present. Abstentions and broker non-votes will be counted in determining votes present at the meeting. Consequently, an abstention or a broker non- vote has the same effect as a vote against Proposal No. 3, as each abstention or broker non-vote would be one less vote in favor of Proposal No. 3.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     Six Class II directors are being nominated and are to be elected at this Annual Meeting of Shareholders. In December 1998 the shareholders fixed the total number of directors at 21. There currently exist four vacancies on the Board of Directors, one in each of Classes I and III and two in Class II. As a matter of corporate policy, the Board believes it is important to maintain vacancies on the Board. This would allow a majority of the Board, pursuant to
Article III, Section 3 of the Regulations, to appoint an individual to the Board. Such a need could occur, as examples, as part of the terms of a future acquisition, or in the event the Board finds a highly qualified candidate for the Board and believes it is important to appoint such person prior to the next Annual Shareholder meeting. Any such person appointed would serve the remaining term of such position, which could exceed one year. The Board appointed Jerry M. Wolf as a Class III Director and Charles F. Valentine as a Class I Director effective June 18 and October 23, 1998, respectively, in connection with CoBancorp Inc.'s and Security First Corp.'s respective mergers with and into FirstMerit. Effective February 12, 1999, the Board appointed Gary G. Clark as a Class II Director in connection with the merger of Signal Corp with and into FirstMerit.

     Set forth below for each nominee for election as a director and for each director whose term will continue after the Annual Meeting of Shareholders is a brief statement, including the age, principal occupation and business experience during the past five years, and the number of shares of Common Stock beneficially owned by such director. The Board of Directors has nominated the persons listed below as nominees. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. The nominees receiving the greatest number of votes cast by shareholders by proxy or in person at the meeting, a quorum being present, will be elected. A majority of the outstanding shares of Common Stock constitutes a quorum. Proxies cannot be voted for a greater number of nominees than the number named in the Proxy Statement.

                  NOMINEES FOR ELECTION AS CLASS II DIRECTORS
                           (TERM EXPIRING IN 2002)(a)

                                            PRINCIPAL OCCUPATION FOR PAST FIVE YEARS       SHARES BENEFICIALLY OWNED
             NAME               AGE                  AND OTHER INFORMATION                   NUMBER-PERCENT(b)(c)
             ----               ---         ----------------------------------------       -------------------------
Karen S. Belden                   57   Realtor, The Prudential-DeHoff Realtors, Canton,              22,562(d)
                                       Ohio; formerly Director of The CIVISTA                       167,600(e)(g)
                                       Corporation, a publicly held savings and loan                  6,000(f)
                                       holding company

R. Cary Blair                     59   Chairman, President and Chief Executive Officer                5,145(e)
                                       of Westfield Companies, Westfield Center, Ohio,                6,000(f)
                                       a group of insurance companies; Director, The
                                       Davey Tree Expert Company, Kent, Ohio, a publicly
                                       held horticultural company

                                            PRINCIPAL OCCUPATION FOR PAST FIVE YEARS       SHARES BENEFICIALLY OWNED
             NAME               AGE                  AND OTHER INFORMATION                   NUMBER-PERCENT(b)(c)
             ----               ---         ----------------------------------------       -------------------------
Robert W. Briggs                  57   President of the law firm of Buckingham                        6,170(d)
                                       Doolittle & Burroughs, LLP, Akron, Ohio                      107,602(e)(g)
                                                                                                      6,000(f)
Gary G. Clark                     49   Formerly Chairman of the Board and Chief                     206,297(d)
                                       Executive Officer of Signal Corp (formerly First                 825(e)
                                       Federal Financial Services Corp.) and Signal                  57,750(i)
                                       Bank, N.A.

Clifford J. Isroff                62   Chairman and Secretary, I Corp., Akron, Ohio, a                9,200(d)
                                       manufacturing holding company                                 10,800(f)

                                       CLASS I DIRECTORS CONTINUING IN OFFICE
                                             (TERM EXPIRING IN 2001)(a)

John R. Cochran                   56   Chairman and Chief Executive Officer of                      234,295(d)
                                       FirstMerit, Chairman and Chief Executive Officer              27,420(e)
                                       of FirstMerit Bank, N.A.; member of the Board                580,000(f)
                                       of Directors of the Federal Reserve Bank of
                                       Cleveland; formerly President and Chief Executive
                                       Officer of FirstMerit, and President and Chief
                                       Executive Officer, Norwest Bank, Omaha, Nebraska

Richard Colella                   63   Attorney, Colella & Kolczun, P.L.L., Elyria, Ohio              8,898(d)
                                                                                                      2,400(f)
Philip A. Lloyd, II               52   Attorney, Brouse McDowell, a Legal Professional               40,089(d)
                                       Association, Akron, Ohio                                     374,176(e)(g)
                                                                                                     10,800(f)
Roger T. Read                     57   Formerly Chairman, Chief Executive Officer and               122,024(e)
                                       President, Harwick Chemical Corporation, Akron,                9,600(f)
                                       Ohio, a manufacturer and wholesaler of chemicals
                                       and allied products

Richard N. Seaman                 53   President and Chief Executive Officer, Seaman                  2,900(d)
                                       Corporation, a manufacturer of vinyl coated                      400(e)
                                       industrial fabrics                                             2,400(f)

Charles F. Valentine              59   Executive Vice-President of FirstMerit; formerly             181,768(d)
                                       Chairman and Chief Executive Officer of Security              53,130(e)
                                       First Corp. and Security Federal Savings and Loan             79,140(f)(h)
                                       Corporation

                    CLASS III DIRECTORS CONTINUING IN OFFICE
                           (TERM EXPIRING IN 2000)(a)

                                            PRINCIPAL OCCUPATION FOR PAST FIVE YEARS       SHARES BENEFICIALLY OWNED
             NAME               AGE                  AND OTHER INFORMATION                   NUMBER-PERCENT(b)(c)
             ----               ---         ----------------------------------------       -------------------------
John C. Blickle                   48   President of Heidman, Inc., dba McDonald's                    25,590(d)
                                       Restaurants, Akron, Ohio, quick service                        3,072(e)
                                       restaurants                                                   10,800(f)

Sid A. Bostic                     56   President and Chief Operating Officer, FirstMerit              9,197
                                       Corporation, President and Chief Operating                    75,000(f)
                                       Officer, FirstMerit Bank, N.A.; formerly Chairman,
                                       President and Chief Executive Officer, Norwest
                                       Bank Indiana, N.A., Fort Wayne, Indiana

Terry L. Haines                   52   President, Chief Executive Officer and Director,               3,514(e)
                                       A. Schulman Inc., Akron, Ohio, a publicly held                 9,600(f)
                                       manufacturer and wholesaler of plastic materials

Robert G. Merzweiler              45   President and Chief Executive Officer, Landmark                8,000(d)
                                       Plastic Corporation, Akron, Ohio, a manufacturer              10,800(f)
                                       of plastic products

Jerry M. Wolf                     53   President and Chief Executive Officer of Acoust-               9,000(d)
                                       A-Fiber, Inc.; formerly Chairman of the Board of                 150(e)
                                       Directors of Jefferson Savings Bank and a member
                                       of the Board of Directors of PremierBank & Trust

---------------

(a) The directors have served since the year following their name: Messrs. Isroff and Rogers, 1981; Mr. Lloyd, 1988; Messrs. Blickle and Myers, 1990; Messrs. Merzweiler and Haines, 1991; Mr. Read, 1992; Mr. Cochran, 1995; Mrs. Belden and Messrs. Blair and Briggs, 1996; Messrs. Bostic, Colella, Seaman, Valentine and Wolf, 1998. Mr. Clark was appointed to the Board on February 12, 1999.

(b) Number of shares beneficially owned is reported as of February 16, 1999. None of the directors beneficially owns one percent (1%) or more of the outstanding shares of FirstMerit Common Stock.

(c) All directors and executive officers as a group (28 persons) beneficially
    owned [       ] shares of Common Stock as of February 16, 1999. This
    represents approximately [     %] of the outstanding shares of Common Stock
    as of that date.

(d) Sole voting and/or investment power.

(e) Shared voting and/or investment power.

(f) Shares with respect to which the nominee or director has the right to acquire beneficial ownership by exercising options granted under FirstMerit's 1992 Stock Option Program ("1992 Stock Plan"), the 1992 Directors Stock Option Program ("Director Stock Plan") or the 1997 Stock Plan ("1997 Stock Plan").

(g) Includes reported beneficial ownership of the following numbers of shares owned by family members or trusts, as to which the director disclaims any beneficial ownership: Mrs. Belden, 167,600; Mr. Briggs, 107,602; and Mr. Lloyd, 345,244.

(h) Includes 904 shares of FirstMerit 6 1/4% Convertible Subordinated
    Debentures.

(i) Shares subject to stock options granted by Signal Corp. and assumed by FirstMerit on February 12, 1999.

     There are (and during the past five years there have been) no legal proceedings material to an evaluation of the ability of any director or executive officer of FirstMerit to act in such capacity or concerning his integrity.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of FirstMerit has several committees and has appointed members to such committees since the 1998 Annual Meeting of Shareholders.

     The Audit and Review Committee consisted of Robert G. Merzweiler, Chairman, Karen S. Belden, Robert W. Briggs, Stephen E. Myers and Richard N. Seaman. It met five times during 1998 to examine and review internal and external reports of operations of FirstMerit and its operating subsidiaries (the "Subsidiaries") for presentation to the full Board of Directors.

     The Credit Committee consisted of Philip A. Lloyd, II, Chairman, Karen S. Belden, John C. Blickle, Richard Colella, Elizabeth A. Dalton and Justin T. Rogers, Jr. It met five times during 1998 to monitor the lending activities of the Subsidiaries and to help assure such activities were conducted in a manner consistent with FirstMerit's loan policy.

     The Compensation Committee was appointed to establish policies for and levels of reasonable compensation for directors, officers and employees of FirstMerit and the Subsidiaries, and to administer (among other plans) FirstMerit's stock option plans, the FirstMerit Corporation Executive Incentive Plan (the "Compensation Program") and the Executive Life Insurance Program ("Insurance Plan"). In addition, the Committee is involved in administering the Employee Stock Purchase Plan ("ESPP"), the Pension Plan for Employees of FirstMerit Corporation and the Subsidiaries ("Pension Plan"), the Executive Supplemental Retirement Plan ("SERP") and the FirstMerit Corporation and Subsidiaries Employees' Salary Savings Retirement Plan ("401(k) Plan"). The committee met eight times during 1998. Its members consisted of Roger T. Read, Chairman, R. Cary Blair, Terry L. Haines, Clifford J. Isroff, Philip A. Lloyd, II and Justin T. Rogers, Jr., although Mr. Lloyd did not participate in determinations relating to FirstMerit's option plans or any other compensation subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Executive Committee evaluates and responds to management's recommendations concerning planning, management, acquisitions, nominations for directors and committee membership. The Executive Committee is authorized to act for the Board of Directors when the Board is not in session, except in certain limited circumstances. The members of the Executive Committee consisted of Clifford J. Isroff, Chairman, R. Cary Blair, John C. Blickle, Sid A. Bostic, John R. Cochran, Philip A. Lloyd, II, Roger T. Read and Justin T. Rogers, Jr. It met fourteen times during 1998.

     There were fourteen regularly scheduled and special meetings of the Board of Directors in 1998. All of the incumbent directors attended more than 75% percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees on which each served.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires FirstMerit's directors, officers and persons who own more than ten percent of its Common Stock ("Section 16 Filers") to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and to furnish FirstMerit with copies of all such forms they file.

FirstMerit understands from the information provided to it by Section 16 Filers that for 1998 all reports were duly and timely filed by the Section 16 Filers, except as set forth in the following paragraph:

     Elizabeth A. Dalton failed to file a Form 4 to report the open market sale of 1,500 shares of Common Stock. The transaction was reported on a Form 5 filed in February, 1999. The July acquisitions of 539 shares of Common Stock by Jerry
M. Wolf, and 150 shares of Common Stock by Mr. Wolf's wife were reported on a Form 4 that was filed eleven days late, on August 21, 1998.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation paid or accrued by FirstMerit and its Subsidiaries, to or on behalf of its executive officers. The table shows the compensation of the individuals serving in the capacity of Chief Executive Officer, as well as each of the four other most highly compensated executive officers of FirstMerit, determined as of the end of the last fiscal year, December 31, 1998 (collectively the "Named Executive Officers"), and for the fiscal years ended December 31, 1997 and 1996:

                              SUMMARY COMPENSATION

                                                                                           LONG-TERM
                                      ANNUAL COMPENSATION                            COMPENSATION AWARDS(1)
                         ---------------------------------------------   ----------------------------------------------
                                                            OTHER        RESTRICTED     SECURITIES
       NAME AND                                            ANNUAL          STOCK        UNDERLYING         ALL OTHER
  PRINCIPAL POSITION     YEAR   SALARY(3)   BONUS(4)   COMPENSATION(5)   AWARDS(6)    OPTIONS/SARS(7)   COMPENSATION(8)
  ------------------     ----   ---------   --------   ---------------   ----------   ---------------   ---------------
John R. Cochran(2)       1998   $540,000    $350,880       $   -0-        $    -0-(9)     120,000              $39,042
Chairman and Chief       1997    492,500     264,000        52,436         511,888        110,000               29,655
  Executive Officer      1996    430,000         -0-        32,652             -0-        200,000               36,292

Sid A. Bostic(10)        1998    320,833       8,238           -0-         255,375(11)      75,000              33,744
President and Chief
  Operating Officer

Robert P. Brecht         1998    194,500     105,925           -0-             -0-            -0-               24,461
Executive Vice           1997    188,000      72,800        27,716             -0-            -0-               20,460
  President              1996    180,250      34,000           -0-             -0-         60,000               24,086

Jack R. Gravo            1998    245,000     160,475           -0-             -0-         21,375               20,308
Executive Vice           1997    236,792     100,000           -0-             -0-          9,000               19,240
  President              1996    195,920      46,384           -0-             -0-         75,000               19,015

John R. Macso            1998    285,417     132,550           -0-             -0-         16,904               26,169
Executive Vice           1997    272,505     130,000           -0-             -0-         15,914               16,345
  President(12)          1996    263,013      44,975        42,123             -0-        105,000               25,794

---------------

 (1)Share information for 1996 has been restated to give effect to the 2-for-1 stock split effective in September 1997.

 (2)Mr. Cochran was promoted to Chairman and Chief Executive Officer from President and Chief Executive Officer on February 1, 1998.

 (3)Includes the deferred portion of salary under the 401(k) Plan.

 (4)For 1998, 1997 and 1996, the Bonus includes the amounts paid or accrued pursuant to the Compensation Program. The amounts included represent the incentive bonus earned for the prior year, but which cannot be determined and paid until the first quarter of the following year. For 1998, the bonus amounts reported include amounts which were deferred to subsequent periods pursuant to FirstMerit's Executive Deferred Compensation Plan. The amounts deferred to a subsequent period for each individual were as follows: Mr. Cochran, $263,160, Mr. Bostic, -0-, Mr. Brecht, -0-, Mr. Gravo, -0-, and Mr. Macso, $33,138.

 (5)Perquisites provided to each of the Named Executive Officers in 1998 did not exceed the disclosure thresholds established under Securities and Exchange Commission regulations and are not included in these totals.

 (6)Other than Messrs. Cochran and Bostic, none of the Named Executive Officers hold restricted stock. No long-term incentive plan payouts were made in 1998.

 (7)The terms of the Stock Options granted in 1998 to four of the Named Executive Officers, due to new employment, promotion, and the granting of reload options are described in detail in the table "Options/SAR Grants in Last Fiscal Year" in this Proxy Statement.

 (8)"All Other Compensation" for 1998 includes the following: (i) contributions to FirstMerit's 401(k) Plan to match the 1998 pre-tax elective deferral contributions made by each to the 401(k) Plan: Mr. Cochran, $7,500, Mr. Bostic, $2,625, Mr. Brecht, $7,500, Mr. Gravo, $7,400, and Mr. Macso, $7,500, and (ii) amounts paid or accrued by FirstMerit for life and accidental death insurance under FirstMerit's Insurance Program (together with amounts paid as a tax "gross-up" on such amounts): Mr. Cochran, $31,542, Mr. Bostic, $31,119, Mr. Brecht, $16,961, Mr. Gravo, $12,908 and
    Mr. Macso, $18,669. None of the named Executive Officers received fees as a director or committee member.

 (9)On March 1, 1995, Mr. Cochran received 25,000 shares of restricted Common Stock pursuant to the FirstMerit Corporation Restricted Stock Plan-1995 and on April 9, 1997, he received 25,200 shares of restricted Common Stock pursuant to the 1997 Stock Plan. As of December 31, 1998, the fair market value of such shares equaled $1,349,125, based upon a closing market price of $ 26.875 per share. The restrictions on the 1995 shares lapse equally over a three-year period beginning in March, 2001, and restrictions on the 1997 shares lapse equally over a three-year period beginning in April, 2005, but all may vest at an earlier time due to death, disability, a Change of Control, Termination Without Cause or Termination for Good Reason. The dividends on such shares are currently paid to Mr. Cochran.

(10)Mr. Bostic joined the Company on February 1, 1998.

(11)The restrictions on the 9,000 shares of Common Stock awarded to Mr. Bostic on February 1, 1998 will lapse on February 1, 2001 with respect to 7,000 of such shares, on February 1, 2002 with respect to 1,000 of such shares and on February 1, 2003 with respect to the remaining 1,000 shares, but all may vest at an earlier time due to death, disability, a Change of Control, Termination Without Cause or Termination for Good Reason. As of December 31, 1998, the fair market value of such shares equaled $241,875, based upon a closing market price of $26.875 per share. The dividends on such shares are currently paid to Mr. Bostic.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options and/or dividend units during fiscal 1998 under FirstMerit's 1997 Stock Plan to the Named Executive Officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE VALUE
                         ----------------------------------------------------------     AT ASSUMED ANNUAL RATES
                          NUMBER OF     PERCENT OF TOTAL                                    OF STOCK PRICE
                          SECURITIES      OPTIONS/SARS                                       APPRECIATION
                          UNDERLYING       GRANTED TO                                     FOR OPTION TERM(2)
                         OPTIONS/SARS     EMPLOYEES IN     EXERCISE OR   EXPIRATION   ---------------------------
         NAME             GRANTED(1)      FISCAL YEAR      BASE PRICE       DATE          5%             10%
         ----            ------------   ----------------   -----------   ----------   -----------   -------------
John R. Cochran             80,000(3)         18.09%         $34.00      3/19/08       $782,136      $2,856,546
                            40,000(4)          9.04%          34.00      3/19/08        391,068       1,428,273
                           -------
                           120,000            27.13%

Sid A. Bostic               50,000(5)          11.3%          28.50      2/02/08        763,835       2,060,341
                            25,000(6)          5.65%          28.50      2/02/08        381,918       1,030,171
                           -------
                            75,000            16.96%

Robert P. Brecht               -0-                0%              N/A      N/A              N/A             N/A

Jack R. Gravo                4,274             0.97%          23.00      7/18/06         71,404         147,919
                            17,101             3.87%          23.00      2/15/06        285,701         591,848
                           -------
                            21,375(7)          4.83%

John R. Macso               10,904(7)          2.47%          31.56      2/15/06         88,832         284,038
                             4,000(8)          0.90%          24.375     8/20/08         77,587         181,307
                             2,000(9)          0.45%          24.375     8/20/08         38,793          90,654
                           -------
                            16,904             3.82%
Total All Employees        442,346

---------------

 (1)The 1992 and 1997 Stock Plans generally provide for granting of incentive stock options ("ISOs"), non-qualified stock options ("NQSOs") (collectively "Stock Options") and shares of restricted stock. The option price per share of ISOs must be equal to the fair market value of a share of Common Stock on the date granted; the option price of NQSOs may be set by the Compensation Committee. The purchase price of any Stock Option must be paid upon exercise in (i) immediately available funds, (ii) shares of Common Stock, or (iii) a combination of (i) and (ii). If granted by the Committee, a one-time reload option of NQSOs may be granted equal to the number of whole shares used by the participant to exercise an option. Shares of stock acquired upon the exercise of the reload option are restricted from sale for two years. If granted by the Committee, an option may be transferred to an option holder's immediate family. In the event of a "Change of Control," unless the Committee otherwise determines, any unvested Stock Options will immediately vest. "Change of Control" is basically defined as a change in 30% or more of the beneficial ownership of FirstMerit or a change of a majority of the Board of Directors within a two-year period.

    The 1992 and 1997 Stock Plans also provide that a "Dividend Unit" may be awarded to participants with respect to each share of Common Stock for which a Stock Option is granted, for a period of up to five years. The 1992 and 1997 Stock Plans provide that in the event of a Change of Control, FirstMerit will promptly thereafter pay to each participant an amount equal to the aggregate amount accrued on the Dividend Units held by the participant on the date of the Change of Control.

(2)This computation does not include the value of Dividend Units. In 1998, the following amounts were accrued as Dividend Units by the named Executive
   Officers: Mr. Cochran, $231,000, Mr. Bostic, $49,500, Mr. Brecht, $46,913, Mr. Gravo, $53,286 and Mr. Macso, $49,726.

(3)These NQSO's vest on March 20, 1999.

(4)These NQSO's become exercisable in January, 2001 if FirstMerit reaches its three-year earnings per share target. Otherwise these options vest in September, 2007.

(5)Half of the shares subject to these NQSO's became exercisable on August 15,1998 and half become exercisable on February 15, 1999.

(6)These NQSO's became exercisable in January, 1999 because the Company reached its earnings per share target.

(7)Reload Option granted on the exercise of a prior option.

(8)These NQSO's became exercisable in January, 1999 because the Company reached its earnings per share target.

(9)These NQSO's became exercisable in January, 1999 because the Company reached its earnings per share target.

     The following table contains information concerning the exercise of Stock Options and/or Dividend Units under FirstMerit's, 1992 Stock Plan, and the 1997 Stock Plan, and information on unexercised Stock Options held as of the end of the 1998 fiscal year, by the Named Executive Officers:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                         NUMBER OF SECURITIES
                                                              UNDERLYING        VALUE OF UNEXERCISED
                                                             UNEXERCISED            IN-THE-MONEY
                                                             OPTIONS/SARS           OPTIONS/SARS
                                                          AT FISCAL YEAR-END         AT YEAR-END
                                                         --------------------   ---------------------
                            SHARES ACQUIRED    VALUE         EXERCISABLE/           EXERCISABLE/
           NAME               ON EXERCISE     REALIZED     UNEXERCISABLE(1)       UNEXERCISABLE(2)
           ----             ---------------   --------   --------------------   ---------------------
John R. Cochran                    -0-        $    -0-     340,000 /240,000      $5,363,400/1,455,000
Sid A. Bostic                      -0-             -0-            0 /75,000                 0/120,000
Robert P. Brecht                 6,110         116,586       41,396 /33,333           543,603/404,162
Jack R. Gravo                   33,332         274,989       30,276 /47,667           180,903/525,823
John R. Macso                   39,248         509,680        10,904/64,334                 0/722,269

---------------

(1) Share information relating to options granted prior to September, 1997 has been restated to give effect to the 2-for-1 stock split effective in that month.

(2) Based upon the closing price reported in the Nasdaq National Market System ("Nasdaq") for the Common Stock of FirstMerit on December 31, 1998. This computation does not include the value of any Dividend Units which might be paid or accrued during such time.

BENEFICIAL OWNERSHIP AND STOCK OWNERSHIP GUIDELINES

     The following table sets forth certain information regarding the Named Executive Officers' beneficial ownership of the Common Stock of the Company as of February 16, 1999.

TITLE OF CLASS   NAME OF OFFICER     NUMBER OF SHARES(1)   PERCENT OF CLASS(2)
--------------  ------------------   -------------------   -------------------
Common Stock    John R. Cochran            721,715                 --
Common Stock    Sid A. Bostic               84,197                 --
Common Stock    Robert P. Brecht            88,687                 --
Common Stock    Jack R. Gravo              207,547                 --
Common Stock    John R. Macso              112,160                 --

---------------

(1) The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable stock options. These individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Cochran, 460,000; Mr. Bostic, 75,000; Mr. Brecht, 74,730; Mr. Gravo, 71,610; and Mr. Macso, 71,238.

(2) None of the listed officers owns more than one percent of the applicable class.

     In February 1996, the Board adopted stock ownership guidelines for its officers. The guidelines state that within five years after adoption, officers of FirstMerit should own Common Stock having a market value equal to at least the following levels of their base salary: Chief Executive Officer and President, five times; Executive Vice President, three times; and Senior Vice President, two times.

PENSION PLANS

     Under the Pension Plan for Employees of FirstMerit Corporation and the Subsidiaries (the "Pension Plan"), a tax-qualified defined benefit pension plan, pension benefits may be paid to executive officers in the future. Executive officers participate in the Pension Plan on the same basis as other employees.

     Pension benefits at normal retirement age 65 are based on the average base salary (exclusive of bonuses and overtime, if either exists, and not exceeding $160,000 in 1998) of each participant for the highest four consecutive years during the last ten years of employment. The benefits payable equal the sum of
1.35 percent of such average base salary multiplied by the number of years of credited service, up to 40 years, plus .55 percent of such average base salary in excess of "covered compensation," multiplied by the number of years of credited service not exceeding 35 years. "Covered compensation" for this purpose means the average (without indexing) of the Social Security taxable wage base in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the participant attains (or will attain) Social Security retirement age.

     Contributions to the Pension Plan are actuarially determined and cannot be appropriately allocated to individual participants. As of December 31, 1998, the Named Executives had the following numbers of years of service credited to them:
Mr. Cochran had four years, Mr. Bostic, zero years, Mr. Brecht, 13 years, Mr. Gravo, 23 years and Mr. Macso, 33 years.

     The following table sets forth estimated annual retirement benefits (assuming the payments are made on a straight-life annuity basis) at age 65 payable to persons in the specified remuneration and years of service classification under the FirstMerit Pension Plan.

                               PENSION PLAN TABLE

                           ESTIMATED ANNUAL BENEFITS UPON RETIREMENT ON
 AVERAGE BASE            DECEMBER 31, 1998 WITH YEARS OF SERVICE INDICATED
SALARY USED FOR   ---------------------------------------------------------------
 PLAN BENEFITS    15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS   40 YEARS
---------------   --------   --------   --------   --------   --------   --------
$150,000          $ 40,182   $ 53,576   $ 66,970   $ 80,364   $ 93,758   $103,883
 200,000            54,432     72,576     90,720    108,864    127,008    140,508
 250,000            68,682     91,576    114,470    137,364    160,258    177,133
 300,000            82,932    110,576    138,220    165,864    193,508    213,758
 350,000            97,182    129,576    161,970    194,364    226,758    250,383
 400,000           111,432    148,576    185,720    222,864    260,008    287,008
 450,000           125,682    167,576    209,470    251,364    293,258    323,633
 500,000           139,932    186,576    233,220    279,864    326,508    360,258
 550,000           154,182    205,576    256,970    308,364    359,758    396,883
 600,000           168,432    224,576    280,720    336,864    393,008    433,508
 650,000           182,682    243,576    304,470    365,364    426,258    470,133
 700,000           196,932    262,576    328,220    393,864    459,508    506,758
 750,000           211,182    281,576    352,970    422,364    492,758    543,383
 800,000           225,432    300,576    375,720    450,864    526,008    580,008
 850,000           239,682    319,576    399,470    479,364    559,258    616,633

     The foregoing figures are provided without regard to limitations on annual pension benefits that may be paid from a tax-qualified pension plan and trust under the Internal Revenue Code ("Code").

     FirstMerit has adopted the SERP for its employees, including executive officers. Under the SERP, persons entitled to receive benefits under the Pension Plan are eligible to receive the excess amounts they would have been entitled to under the Pension Plan but for limitations on maximum benefits imposed by the Code on tax-qualified pension plans. The SERP provides total executive retirement income based upon a formula of 50% of the final two-year average of the executive's earnings plus 1.5% of the final two-year average earnings for each year of service up to ten years. This retirement income "target" is then reduced by the benefits provided by other retirement and supplemental plans, social security, and the benefits from previous employers' retirement plans to produce a net benefit under the SERP. In addition, benefits are further reduced by three percent for each year where the retirement age is less than 65 years. The SERP benefit is payable for 15 years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee members consisted of Roger T. Read, Chairman, R. Cary Blair, Terry L. Haines, Clifford J. Isroff, Philip A. Lloyd, II and Justin
T. Rogers, Jr. In serving on the Compensation

Committee, Mr. Lloyd has recused himself from determinations relating to First Merit's option plans or any other compensation subject to Section 16 of the Exchange Act.

     Mr. Lloyd also served on the Executive and Credit Committees. He is also a shareholder of the law firm of Brouse McDowell, A Legal Professional Association ("Brouse McDowell") which performs legal services for FirstMerit and its Subsidiaries. During 1998, Brouse McDowell was paid $820,993 for legal services rendered to FirstMerit and $618,506 for legal services rendered to the Subsidiaries. The amount of Mr. Lloyd's interest in such fees cannot be practically determined.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     This section discusses the employment contracts and termination agreements for the Chief Executive Officer and the other Named Executive Officers.

     FirstMerit entered into a new employment agreement with John R. Cochran effective December 1, 1998. The agreement provides that Mr. Cochran will serve as the Chairman and Chief Executive Officer, established his annual base salary at $550,000 (subject to annual review), as well as providing for the terms of payment of salary and benefits in the event of his death or disability, termination or a Change of Control. Pursuant to the agreement, Mr. Cochran will receive bonuses in accordance with the Company's Compensation Program. His target award under such plan was set at 60% of his base salary.

     Mr. Cochran was also provided the right to participate in various retirement plans, as well as certain additional benefits provided executive officers (including those provided to all employees generally), as detailed in the "Summary Compensation" and "Option/SAR Grants in Last Fiscal Year" tables above. The agreement contains a covenant not to compete for the two year period immediately following termination or expiration of the agreement that is conditioned upon FirstMerit's payment of certain obligations. These obligations consist essentially of the payment of Mr. Cochran's base salary, bonus and other benefits until the earlier of the second anniversary of the termination date or the last day of the month of Mr. Cochran's sixty-fifth birthday. In the event that Mr. Cochran's employment is terminated at his election or for Cause, the covenant not to compete remains in force, notwithstanding that FirstMerit may elect not to make the payments described in the preceding sentence.

     The Board of Directors also agreed to nominate Mr. Cochran to the Board of Directors. Additionally, if Mr. Cochran's employment is terminated by FirstMerit without cause or by Mr. Cochran with Good Reason during the term of the agreement, his base salary and benefits continue for one year. The agreement terminates November 30, 2003, unless terminated at an earlier time pursuant to its terms.

     The employment agreement also provides that if there is a Change of Control of FirstMerit, and within three years Mr. Cochran is terminated without Cause or resigns with Good Reason, or within one year resigns without Good Reason, he will be entitled to an amount payable in one lump sum. This amount will be equal to (i) the lesser of (a) Mr. Cochran's annual base salary in effect at the time of termination or immediately prior to the Change of Control (whichever is higher) or (b) one twelfth of such annual base salary, multiplied by the number of months between the termination and Mr. Cochran's sixty-fifth birthday (including both the months of termination and of Mr. Cochran's birthday), plus
(ii) an amount equal to the highest annual incentive compensation paid to Mr. Cochran over the three year period preceding the Change of Control. Such amount will not be paid, however, if the termination is (i) due to death, retirement or disability or (ii) by FirstMerit (or its successor) for Cause.

     In addition, Mr. Cochran is to receive a lump sum payment after termination equal to (i) the lesser of (a) the annual cost of all accident, disability, and life insurance in effect at the time of termination or immediately prior to the Change of Control (whichever is higher) or (b) one twelfth of such amount, multiplied by the number of months between the termination and Mr. Cochran's sixty-fifth birthday (including both the months of termination and of Mr. Cochran's birthday). Mr. Cochran also will be entitled to immediate vesting of all stock options and similar rights in which he participates. He will also receive continued health care coverage and continued payment by the Company of premiums on the Executive Life Insurance Policy (plus 40% of such premiums as a tax "gross-up").

     FirstMerit must also pay for one year (up to $35,000) of reasonable outplacement expenses incurred by Mr. Cochran in seeking comparable employment through a placement firm. Based upon the closing price of FirstMerit common stock effective for February 15, 1999 of $25.00 and Mr. Cochran's stock option and restricted stock holdings as of the same date, the Company believes that had a Change of Control occurred on such date, Mr. Cochran would have been entitled
to a payment equal to $       . In addition, Mr. Cochran will be indemnified by
FirstMerit to the extent of $       due to the foregoing payments being subject
to the tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, or any similar tax that may be hereafter imposed.

     To promote stability among the other executive officers, the Board of Directors of FirstMerit authorized FirstMerit to enter into agreements with other key officers regarding their termination due to a Change of Control. All of the other Named Executive Officers have agreements which have Change of Control provisions. These agreements each provide that if there is a Change of Control of FirstMerit, and the Named Executive Officer is subsequently terminated during the term of the his agreement, he will be entitled to an amount payable in one lump sum. This amount will be equal to the greater of the Named Executive Officer's base salary at the time of termination or immediately prior to the Change of Control, plus an amount equal to the average annual incentive compensation paid to such officer over the two years preceding the Change of Control, multiplied by two. Such amount will not be paid, however, if the termination is (i) due to death, retirement or disability, (ii) by FirstMerit for Cause, or (iii) by the Named Executive Officer other than for Good Reason. In addition, each Named Executive Officer is to receive benefits during the two-year period after termination which must include medical, disability and life insurance benefits identical to those in effect just before the Change of Control.

     Each Named Executive Officer also will be entitled to immediate vesting of all stock options and similar rights in which he participates. FirstMerit must also pay for one year (up to $25,000) of reasonable outplacement expenses incurred by the officer in seeking comparable employment through a placement firm. Based upon the closing price of FirstMerit common stock effective for February 15, 1999 of $25.00, the Company believes that, had a Change of Control occurred on such date, the Named Executive Officers would have been entitled to
the following payments: Mr. Bostic, $       Mr. Brecht, $       ; Mr. Gravo,
$       ; and Mr. Macso, $       . Notwithstanding any of the foregoing, the
termination compensation and benefits payable to any Named Executive Officer will not exceed that which is permitted under the Code without being considered "parachute payments."

FIRSTMERIT COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  PHILOSOPHY AND COMPOSITION OF COMMITTEE

     FirstMerit's executive compensation program is designed to enable FirstMerit to attract, motivate and retain top quality executive officers by providing a fully competitive and comprehensive compensation package. It provides for competitive base salaries that reflect individual performance as well as annual variable incentive awards payable in cash for the achievement of financial performance goals established by the Compensation Committee and approved by the non-employee members of the Board of Directors ("non-employee directors").

In addition, long-term, stock-based incentive awards are granted to strengthen the mutuality of interest between the executive officers and FirstMerit's shareholders and to motivate and reward the achievement of important long-term performance objectives of FirstMerit.

     FirstMerit's executive compensation program is administered by the Compensation Committee of the Board of Directors, composed entirely of the following directors: Roger T. Read, Chairman, R. Cary Blair, Terry L. Haines, Clifford J. Isroff, Philip A. Lloyd, II and Justin T. Rogers, Jr. Mr. Lloyd, however, has recused himself from any determination of compensation subject to
Section 16 of the Exchange Act. None of these directors is an employee of FirstMerit.

  ESTABLISHMENT OF EXECUTIVE COMPENSATION PROGRAM AND PROCEDURES

     The Compensation Committee has utilized the services of Sibson & Company ("Sibson"), a nationally recognized independent compensation consulting company, to review and to make recommendations regarding the effectiveness of FirstMerit's executive compensation program. As part of that review and for purposes of recommending a program to FirstMerit, Sibson was requested to review the executive compensation program being utilized and compare it with similar programs of public corporations that shared one or more common traits with FirstMerit (such as market capitalization, asset size and geographic location), which the Committee and Sibson felt might be FirstMerit's most direct competitors for executive talent, and also to assist FirstMerit in establishing and weighting specific assessment areas for the Chief Executive Officer. The recommendations of Sibson have been utilized by the Committee and Board of Directors.

     The Compensation Committee is responsible for the establishment of the base salary, as well as the award level for the annual incentive compensation program, both subject to approval by the non-employee directors. The Committee is also responsible for the award level and administration of the stock option programs for executive officers, as well as recommendations regarding other executive benefits and plans, also subject to approval by the non-employee directors. In reviewing the individual performance of the Named Executive Officers whose compensation is detailed in this Proxy Statement, the Committee takes into account the views of the Chief Executive Officer of FirstMerit. In reviewing the Chief Executive Officer's performance, the Committee reports on that evaluation directly to the non-employee members of the Executive Committee and then to the directors.

     As an overall evaluation tool in determining levels of compensation for the FirstMerit executive officers, as well as for the Chief Executive Officer, the Committee reviews the compensation policies of other public companies, as well as published financial industry salary surveys. Although the Committee has not defined or established a specific comparison group of bank holding companies for determination of compensation, those listed in the salary surveys which share one or more common traits with FirstMerit, such as market capitalization, asset size, geographic location, similar lines of business and financial returns on assets and equity, are given more weight. The companies listed in the various salary surveys may or may not be included in the Nasdaq Banks Index (an index included in FirstMerit's "Performance Graph" below), and as such, the Committee is unable to make any comparisons between the two.

  COMPONENTS OF THE NAMED EXECUTIVE OFFICER COMPENSATION

     For 1998, the executive compensation program for the Named Executive Officers consisted of four primary components: (i) a base salary; (ii) incentive compensation; (iii) executive benefits, such as insurance and retirement benefits; and (iv) benefits which are generally available to all employees. These components are discussed in detail below.

     BASE SALARY. The Named Executive Officers' base salaries and performance are reviewed annually. They are primarily determined by evaluating the individual officers' level of responsibilities for their position, comparing their position to similar positions within FirstMerit and by comparing salaries detailed in the salary surveys for executives with similar experience and responsibilities outside of FirstMerit.

     Significant weight is also given to the views of the Chief Executive Officer of FirstMerit regarding how the Named Executive Officer has succeeded in his or her annual performance goals. These goals are established by the Chief Executive Officer for each Executive Officer, including personal and bank goals. The nature of these goals differs depending upon each Officer's job responsibilities. Goals are both qualitative in nature, such as the development and retention of key personnel, quality of products and services and management effectiveness; and quantitative in nature, such as sales and revenue goals and cost containment.

     The Named Executive Officer's base salary is then established by the Committee based upon the items listed above, as well as upon the Company's overall performance during the preceding year. The Committee does not place a specific weight value on any of the above-listed factors. The base salary as established is subject to approval by the non-employee directors.

     INCENTIVE COMPENSATION. Incentive compensation includes two programs: the award of cash bonuses through the Compensation Program and the award of stock options and restricted stock under the 1997 Stock Plan. The participants and awards under FirstMerit's incentive plans are determined by the Committee, subject to approval by the non-employee directors.

          Cash Incentive Compensation. FirstMerit's policy for cash incentive compensation is to reward the achievement of financial objectives established in advance by the Compensation Committee. Prior to the beginning of each year performance targets are established by the Committee. The performance targets focus upon the net operating income ("NOI") of FirstMerit, and depending upon the duties of a Named Executive Officer, the NOI of one or more Subsidiaries. Also included as targets are individual performance goals. The Committee has the right, however, to also take into consideration other factors related to the individual performance of the Named Executive Officer in making an award to him or her under the Compensation Program. An incentive bonus award for a Named Executive Officer depends upon two basic factors: (i) the position held by the Named Executive Officer which establishes a maximum bonus available based upon a percentage of the officer's base salary (60-100% of the base salary for the Chief Executive Officer; 40-70% of the base salary for the other Named Executive Officers) and (ii) the extent to which the performance targets, including the NOI target, have been met or exceeded.

          All incentive bonus awards are currently paid in cash. The bonuses paid or accrued in 1998 were based upon FirstMerit's 1997 performance.

          Stock Options. FirstMerit's philosophy for granting stock options is based on the principles of encouraging key employees to remain with the Company by providing them with a long-term interest in the Company's overall performance and an incentive to manage with a view toward maximizing long-term shareholder value. Stock option grants provide an incentive for the creation of shareholder value since the full benefit of the grant to each Named Executive Officer can only be realized with an appreciation in the price of FirstMerit's Common Stock.

          Option grants provide the right to purchase shares of FirstMerit's Common Stock at the fair market value on the date of the grant. Stock options are granted pursuant to the 1997 Stock Plan using guidelines which include corporate performance, individual responsibilities and performance.

          In 1996, the Committee determined and awarded to certain key individuals "performance" stock options, which vest in January, 1999, but only if a target cumulative EPS is achieved, otherwise the options vest in January, 2006, as well as "multi-year" stock options representing grants equal to approximately three times each Named Executive Officer's normal annual grant, as determined by the Committee, which vest in 33 1/3% increments on the anniversary of the option grant in 1997, 1998 and 1999. Because of the grants made in 1996, the Committee only granted options (performance or multi-year) in 1998 to newly hired personnel (including Mr. Bostic) or personnel who had received a promotion (including Mr. Cochran and Mr. Macso). In 1999, the Committee may award similar performance and multi-year grants to individuals if it determines such awards are warranted.

          The total number of option grants made in 1998 for all participants in the 1997 Stock Plan was for 442,346 shares of FirstMerit Common Stock, of which 233,279 shares, or 52.7%, were awarded to the Named Executive Officers (including 32,279 reload options granted upon the exercise of prior options).

          Stock Ownership Guidelines. In February 1996, the Board adopted stock ownership guidelines for its officers. The guidelines state that within five years after adoption, officers of FirstMerit should own Common Stock having a market value equal to at least the following levels of their base salary: Chief Executive Officer and President, five times; Executive Vice President, three times; and Senior Vice President, two times. The Board annually reviews the level of ownership to monitor the progress towards attaining these guidelines.

  DETERMINATION OF THE CHIEF EXECUTIVE OFFICER'S COMPENSATION

     On February 1, 1998, FirstMerit named John R. Cochran as its Chairman and Chief Executive Officer. Prior to this Mr. Cochran was the President and Chief Executive Officer of FirstMerit, a position to which he was appointed to on March 1, 1995. FirstMerit entered into a new employment agreement with John R. Cochran effective December 1, 1998. The compensation package entered into with Mr. Cochran is detailed in this Proxy under the tables and descriptive paragraphs of this section entitled "Executive Compensation and Other Information."

     Mr. Cochran's base salary for 1998 was determined by the Committee through an assessment of several areas, including the annual financial results of FirstMerit and his overall performance as a leader of the Company. In determining compensation and the annual financial results (which focused on net operating income) were given a 75% weight by the Committee, whereas overall performance as a leader was given a 25% weight by the Committee. Overall performance was further broken down into seven sub-areas, three of which were each given a 20% weight, while the other four were each given a 10% weight. In addition to these factors, the Committee also reviewed information from Sibson to determine if there were any overall trends in the financial services industry regarding compensation of chief executive officers that would suggest any adjustments to the amounts to be paid to Mr. Cochran.

     Based on these factors, the Committee established Mr. Cochran's annual base salary for 1998 at $550,000, which was approximately a 7.8% increase from his 1997 base salary. Mr. Cochran was also granted options to purchase 120,000 shares of FirstMerit Common Stock at a per share price equal to 100% of the fair market value on the date of grant. All of the options granted were NQSOs. Of these options, 80,000 will vest within one year of the grant. The grant was made in accordance with the guidelines of the Committee referenced above and equated to 27.13% of all options granted in 1998 to participants in the 1997 Stock Plans.

  DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Committee has reviewed the qualifying compensation regulations issued by the Internal Revenue Service under Code Section 162(m) which provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee to the extent that the remuneration paid to the employee exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Currently, remuneration is not expected to exceed the $1.0 million base for any employee and therefore, compensation should not be affected by the qualifying compensation regulations. Under the FirstMerit Corporation Executive Deferred Compensation Plan ("Executive Deferred Plan"), which was approved by the shareholders in April, 1996, amounts deferred by executives will not be subject to Code Section 162(m). The Executive Deferred Plan permits executive officers of FirstMerit to elect to defer their base salary and incentive compensation in "stock units" (which are not actual shares of FirstMerit Common Stock but are tied to the performance thereof.)

     The foregoing report has been respectfully furnished by the members of the Compensation Committee, being:

Roger T. Read, Chairman                  R. Cary Blair
Terry L. Haines                          Clifford J. Isroff
Philip A. Lloyd, II                      Justin T. Rogers, Jr.

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on FirstMerit's Common Stock against the cumulative return of the Nasdaq Banks Index, the Nasdaq Index and the S&P 500 Index for the period of five fiscal years commencing January 1, 1993 and ended December 31, 1998.(1)

                                                FMER                  NASDAQ              NASDAQ BANKS(2)           S&P 500
                                                ----                  ------              ---------------           -------
 1993                                       $  100.00              $  100.00              $  100.00               $ 100.00
 1994                                           99.09                  97.70                  99.63                 101.32
 1995                                          124.97                 126.32                 132.37                 139.35
 1996                                          153.20                 149.92                 164.48                 171.32
 1997                                          251.43                 177.66                 230.72                 228.48
 1998                                          244.20                 228.92                 228.51                 293.74

---------------

(1) Assumes that the value of the investment in FirstMerit Common Stock and each index was $100 on December 31, 1992 and that all dividends were reinvested.

(2) This is a CRSP Index and includes all companies on Nasdaq within the SI Codes of 602 and 671. To the extent Nasdaq makes available the identity of the companies which comprise this index, the Company, in a prompt manner, will make such information available to any person requesting such.

DIRECTOR COMPENSATION

     The following table describes the standard arrangements pursuant to which non-employee directors of FirstMerit were compensated for their services effective in April 1998:

     ANNUAL            FEE PER       FEE PER COMMITTEE
BASE RETAINER FEE   BOARD MEETING         MEETING
-----------------   -------------    -----------------
  $12,000               $800(1)           $800(1)

---------------

(1) Directors are paid $400 for telephonic Board and Committee meetings.

     The non-employee directors may also receive an additional cash payment of $6,000 if certain performance based criteria are met by FirstMerit. In 1998 the criteria were met and the directors received the additional payment.

     The non-employee directors who serve as the chairmen of the various Board committees receive additional cash compensation as follows: Audit, Compensation and Credit Committees, $625; and the Executive Committee, $775. FirstMerit may pay fees to directors who are former officers of FirstMerit or the Subsidiaries but not to directors who are incumbent officers of FirstMerit or the Subsidiaries.

     The FirstMerit Director Deferred Compensation Plan ("Director Deferred Plan"), which was approved by the shareholders in April, 1996, permits directors of FirstMerit who are not employees to elect to defer their fees in either "stock units" (which are not actual shares of FirstMerit Common Stock but are tied to the performance thereof), or have them credited by FirstMerit to a deferred benefit account which is credited with interest at a rate of Moody's plus two. Nine of FirstMerit's directors participated in the Director Deferred Plan during 1998.

     On April 9, 1997, the shareholders approved the 1997 Stock Plan. This Plan generally provides for granting of NQSOs to directors who are not full-time employees of FirstMerit. Under the Plan, up to 200,000 shares of FirstMerit Common Stock may be issued, subject to adjustment in the event of certain corporate transactions as described below. Each participant in the Plan is awarded annually, on the day after the Annual Meeting of Shareholders, NQSOs to purchase 2,400 shares of Common Stock. The option price per share is 100 percent of the fair market value of a share of Common Stock on the date the option is granted. The Plan also provides that a Dividend Unit will be awarded to participants with respect to each share of Common Stock for which a NQSO is granted. The amount payable with respect to each Dividend Unit is equal to the aggregate dividends actually paid on one share of Common Stock, to the extent the participant held the Dividend Unit on the record date for payment of each such dividend. Dividend Units will be awarded for terms of ten years, but they will accrue dividends for only the five years following their award. The Plan provides that in the event of a Change of Control, FirstMerit will promptly pay to each participant an amount equal to the aggregate amount accrued on the Dividend Units held by the participant on the date of the Change of Control.

     In February 1996, the Board adopted stock ownership guidelines for its directors. The guidelines state that within five years after adoption, directors of FirstMerit should own Common Stock having a market value equal to at least five times their base retainer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1998, certain directors and executive officers of FirstMerit, and their associates, were customers of and had banking transactions with the Subsidiaries of FirstMerit in the ordinary course of business. FirstMerit expects that these relationships and transactions will continue in the future.

     All loans and commitments to loans included in such transactions, including equipment leasing transactions, were made and will be made in the future on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not employed by or affiliated with FirstMerit. The existing transactions do not involve more than the normal risk of collectability or present other unfavorable features.

     The law firm of Brouse McDowell performed legal services for FirstMerit and the Subsidiaries in 1998. Philip A. Lloyd, II, a Class I Director of FirstMerit, is a shareholder of the law firm. The amounts of such fees for legal services are indicated under "Compensation Committee Interlocks and Insider Participation," above. The amount of Mr. Lloyd's interest in such fees cannot practicably be determined.

     The law firm of Buckingham, Doolittle & Burroughs received fees for the performance of legal services for FirstMerit and a Subsidiary in 1998. Robert W. Briggs, a nominee to serve as a Class II Director of FirstMerit, is a shareholder of the law firm. The amount of Mr. Briggs' interest in such fees cannot practicably be determined.

     The law firm of Colella & Kolczun, P.L.L. received fees for the performance of legal services for a Subsidiary of FirstMerit in 1998. Richard Colella, a Class I Director of FirstMerit, is a shareholder of the law firm. The amount of Mr. Colella's interest in such fees cannot practicably be determined.

     FirstMerit and the Subsidiaries also employ other law firms to perform legal services.

                                 PROPOSAL NO. 2

                 INCREASE OF AMOUNT OF AUTHORIZED COMMON STOCK

     The Board of Directors has approved and determined to submit to the FirstMerit stockholders a proposal to amend FirstMerit's Articles to increase the number of shares of authorized Common Stock from 160,000,000 to 300,000,000 shares. As of February 15, 1999, there were issued and outstanding [89,610,408] shares of Common Stock (excluding the 1,052,355 shares of Common Stock held as treasury shares by FirstMerit).

     The Board of Directors of FirstMerit is of the opinion that the present balance of shares of Common Stock available for issuance is insufficient to enable FirstMerit to provide for its employee stock option and purchase plans and to allow it to take advantage of business opportunities, such as acquisitions, that may arise. On April 8, 1998, at the Annual Meeting of Shareholders, the stockholders approved an increase in authorized shares of Common Stock from 80,000,000 to 160,000,000. Since that time, FirstMerit has completed mergers through exchanges of common stock with CoBancorp Inc., resulting in the issuance of 3,896,785 resulting in the issuance of 7,020,092 shares; and Signal Corp resulting in the issuance of [15,500,000] shares. These mergers have reduced the number of shares of FirstMerit Common Stock available for future transactions and stock splits. The increase in authorized shares would give FirstMerit the flexibility to take advantage of various business opportunities, including acquisitions, financings, stock splits and stock dividends, the sale of shares of Common Stock in the open market or otherwise, for other corporate purposes, as well as providing for future employee stock option and purchase plans.

     Authorized but unissued shares may be issued at some later date upon authorization by the FirstMerit Board of Directors, except as may be limited by the FirstMerit Articles, law, or by the rules of Nasdaq. The holders of shares of FirstMerit Common Stock and 6 1/2% Cumulative Preferred Stock, are not entitled to preemptive rights to purchase or have offered to them any shares of Common or Preferred Stock whether now or hereafter authorized. Although the proposed amendments would increase the number of shares of FirstMerit Common Stock available for issuance, the directors currently have the authority described above and the amendment would not increase the authority of the Board to take such actions. The Board has no present plans to issue shares of FirstMerit Common and/or Preferred Stock for such purposes.

     The Board of Directors believes that an increase in the number of authorized shares of FirstMerit Common Stock would not significantly impact any attempt to gain control of FirstMerit. It is possible, however, that the availability of authorized but unissued shares of FirstMerit Common Stock could discourage third parties from attempting to gain such control since the Board could authorize the issuance of shares of Common Stock in a private placement or otherwise to one or more persons. Such an issuance of shares of Common Stock could dilute the voting power of a person attempting to acquire control of FirstMerit, increase the cost of acquiring such control, affect the accounting treatment thereof or otherwise hinder such efforts.

     It is proposed that the first paragraph of Article Fourth of the FirstMerit Articles be amended to read as follows:

     FOURTH: The maximum number of shares which the Corporation is authorized to issue and to have outstanding at any time shall be Three Hundred Seven Million, which shall be classified as follows:

        (a) Three Hundred Million (300,000,000) of said shares shall be Common Stock, without par value; and

        (b) Seven Million (7,000,000) of said shares shall be Series Preferred Stock, without par value ("no par value Preferred Stock");

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NUMBER 2

                                 PROPOSAL NO. 3

                   APPROVAL OF THE COMPANY'S 1999 STOCK PLAN

     The Board of Directors has adopted, subject to shareholder approval, the FirstMerit Corporation 1999 Stock Plan (the "1999 Stock Plan" or the "Plan"). The Board of Directors believes that approval of the 1999 Stock Plan will advance the interests of the Company by providing eligible participants the opportunity to receive a broad variety of equity-based awards.

     As of February 19, 1999, 1,500,000 shares remain available for grant under the 1997 Stock Plan. These shares will continue to be available for grant even after shareholder approval of the 1999 Stock Plan.

     A total of 4,000,000 shares of Common Stock have been reserved for issuance under the 1999 Stock Plan. The Company estimates that such amount will meet its stock based compensation needs for the next five years.

     The following types of awards can be made under the 1999 Stock Plan: discretionary employee stock options, automatic Director stock options, dividend units and restricted stock. The maximum number of shares reserved is [3,800,000] for employee stock options and for restricted stock, and 200,000 for Director stock options. The maximum number of shares of this amount which can be used for restricted stock grants is 500,000. Restricted stock grants can only be made to employees. The maximum annual grant which can be made to any one individual is one and one-half percent of the total outstanding shares of Common Stock of FirstMerit at the time of grant. No Award may be granted under the 1999 Stock Plan after ten years from the date of the Plan, but Awards previously granted may extend beyond such date.

     As of January 1, 1999, 220 employees were eligible to participate in the 1997 Stock Plan and [all] of the non-employee directors were participants in the 1997 Stock Plan. Such individuals will also be eligible to participate in the 1999 Stock Plan if it is approved. It is not currently possible to determine the benefits or amounts which may be received by the future participants of the 1999 Stock Plan, other than the non-employee Directors who will receive options to purchase 2,400 shares of Common Stock annually.

SUMMARY OF THE 1999 STOCK PLAN

     The following summary description of the 1999 Stock Plan is qualified in its entirety by reference to the full text of the 1999 Stock Plan. Copies of the 1999 Stock Plan may be obtained by a shareholder upon written request to the Secretary of FirstMerit.

     EMPLOYEE STOCK PROGRAM. Awards to participants under the employee stock portion of the 1999 Stock Plan may be either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"). The option price per share for ISOs must be at least equal to the fair market value of a share of Common Stock on the date the option is granted; the option price per share for NQSOs, however, maybe set by the Compensation Committee of the Board of Directors ("Compensation Committee" or "Committee").

     The exercise period for ISOs cannot be more than ten years from the date of grant, while the exercise period for NQSOs may be set by the Committee. Stock options are not transferable, except by will or the laws of descent and distribution, and they may not be subjected to any lien or liability. A one-time reload option may also be granted at the time of award of NQSOs equal to the number of shares issued upon exercise by the participant of the original option. FirstMerit may also require a participant to pay or otherwise satisfy applicable withholding for income and employment taxes. The Compensation Committee may prescribe additional rules governing the exercise of Stock Options and may accelerate their exercisability, subject to certain restrictions imposed under the Code.

     In the event a participant's employment is terminated due to death, disability or retirement, ISOs awarded to the participant will remain exercisable for the maximum period allowable under the Code, and NQSOs will remain exercisable for the remainder of the option term or five years, whichever is less. If a participant's employment is terminated for any reason other than death, disability or retirement, all stock options granted under the 1999 Stock Plan will be canceled immediately; provided, however, that if FirstMerit terminates a participant for reasons other than misconduct or misfeasance, the participant may be granted 30 days to exercise any Stock Options; and provided further, that if termination is attributable to a "Change of Control" (as defined in the 1999 Stock Plan), any Stock Options previously granted will continue for their term, and will immediately vest, unless otherwise determined at the time of the grant by the Committee. An Award may be rescinded following a participant's termination of employment upon a finding that the participant has directly or indirectly competed with FirstMerit or has engaged in any activity otherwise adverse to or not in the best interest of FirstMerit.

     DIRECTORS STOCK PROGRAM. Each non-employee director will be awarded annually, on the day after the Annual Meeting of Shareholders, NQSOs to purchase 2,400 shares of Common Stock. The option price per share is equal to 100 percent of the fair market value of a share of Common Stock on the date the option is granted. NQSOs may not be exercised until six months after the date of grant, then will remain exercisable until ten years from the date of grant. NQSOs are not transferable, except by will or the laws of descent or distribution, and they may not be subjected to any lien or liability. If a director is removed for cause, all NQSOs previously granted will be canceled immediately. If a director is removed for any reason other than for cause, NQSOs previously granted will remain exercisable for the remainder of their term or five years, whichever is less.

     DIVIDEND UNITS. The 1999 Stock Plan provides that a Dividend Unit may be awarded for a term of ten years to participants with respect to each share of Common Stock for which a Stock Option is granted. Dividend Units accrue dividends for periods up to five years. The amount accrued with respect to a Dividend Unit is equal to the aggregate dividends actually paid on one share of Common Stock, to the extent the participant held the dividend unit on the record date for payment. Dividend units are not transferable, except by will or the laws of descent and distribution, and they may not be subjected to any lien or liability.

     Accrued Dividend Units are payable only upon issuance of the shares of Common Stock to which such Dividend Units relate at the time of exercise of the underlying option. The 1999 Stock Plan provides that in the event of a Change of Control, FirstMerit may promptly pay to each participant an amount equal to the aggregate amount accrued on the Dividend Units held by the participant; or as long as a participant holds a Dividend Unit during its term and dividends are accrued thereon, FirstMerit (or its successor) will continue to make accruals with respect to the Dividend Units.

     RESTRICTED STOCK PROGRAM. Shares may be awarded under the Restricted Stock Program for such consideration, if any, as may be deemed appropriate, including
(i) cash or cash equivalents, (ii) promissory notes payable to FirstMerit's order (which may be subject to cancellation in whole or in part at the discretion of the Committee) or (iii) services rendered to FirstMerit or its Subsidiaries. Shares issued under the Restricted Stock Program may be fully vested upon issuance or may vest over a period of time. The vesting schedule applicable to each issuance, including (i) the service period to be completed by the participant or the performance objectives to be achieved by FirstMerit, (ii) the number of installments in which the shares are to vest, (iii) the interval to lapse between each installment, and (iv) the effect death, disability or any other event designated by the Committee is to have on the vesting schedule.

     A participant in the Restricted Stock Program will have full shareholder rights with respect to the issued shares, including the right to vote such shares and receive all cash dividends paid on such shares, whether or not such shares are vested. Any new, additional or different securities, however, to which the participant may become entitled with respect to the issued shares by reason of (i) any stock dividend, stock split, reclassification, recapitalization or other similar transaction affecting such shares, or (ii) a Corporate Transaction (as such term is defined in the section entitled "Corporate Transaction/Change in Control" below) will be subject to the same vesting schedule and escrow requirements applicable to those issued shares. Unvested shares held under the Restricted Stock Program may not be sold, transferred or assigned, except for certain permitted transfers to the participant's spouse or issue or transfers effected upon the participant's death.

  ADMINISTRATION OF THE 1999 STOCK PLAN

     DISCRETIONARY PROGRAMS. The Employee Stock Program and the Restricted Stock Program portions of the 1999 Stock Plan (collectively, the "Discretionary Programs") will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee is comprised solely of persons who qualify both as "outside directors" (within the meaning of Code Section 162(m)) and "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934), except that a person who otherwise may not so qualify may be appointed where a recusal procedure is utilized by the Committee for Awards under the Plan.

     Subject to the terms of the 1999 Stock Plan and approval by the non-employee Directors of the Board, the Committee has authority to interpret the 1999 Stock Plan; determine eligibility for the grant of Awards; determine, modify or waive the terms and conditions of any Award; and otherwise do all things necessary to carry out the purposes of the 1999 Stock Plan. All awards are subject to the approval of the non-employee Directors of the Board.

     DIRECTORS STOCK PROGRAM. The Directors Stock Program is a self-executing option program and is administered by the Secretary of the Company.

  ELIGIBILITY AND PARTICIPATION

     DISCRETIONARY PROGRAMS. In general, the Committee will recommend, and then non-employee directors of the Board will select, the participants for the Discretionary Programs. Participants will be among the key employees of the Company who are in a position to make a significant contribution to the success of FirstMerit.

     DIRECTORS STOCK PROGRAM. On the day after the Annual Meeting of Shareholders, each director is automatically awarded a NQSO to purchase 1,200 shares of Common Stock, at the then fair market value.

  PAYMENT AND TAX WITHHOLDING

     The full purchase price of any stock option must be paid upon exercise either in (i) immediately available funds, (ii) shares of Common Stock having an aggregate fair market value equal to the full purchase price, (iii) a combination of (i) and (ii), or (iv) by use of a cashless exercise procedure.

  CHANGES IN CAPITALIZATION; CHANGE IN CONTROL

     In the event the outstanding shares of FirstMerit's Common Stock are increased or decreased as a result of stock dividends, stock splits, recapitalizations, reorganizations or other changes in corporate structure effected without the receipt of consideration, or in the event FirstMerit's Common Stock is converted into other shares or securities of FirstMerit or any other corporation in connection with a "Corporate Transaction," then appropriate adjustments will be made to the class and/or number of shares available for subsequent issuance under the 1999 Stock Plan and, at the Compensation Committee's discretion, the number shares of Common Stock subject to outstanding stock options and the option price per share applicable to such stock options.

     In the event of a Corporate Transaction or Change of Control, all stock options or shares which have been outstanding under the 1999 Stock Plan will immediately vest in full, except (and to the extent) there are limitations at the time the shares are issued under the 1999 Stock Plan which preclude such accelerated vesting in whole or in part. The acceleration of the vesting of restricted shares and stock options could have the effect of discouraging a Corporate Transaction or Change of Control of FirstMerit and in management even though such Corporate Transaction or Change of Control could be favored by a majority of shareholders. "Change of Control" is basically defined as a change in 30% or more of the beneficial ownership of FirstMerit or a change of a majority of the Board of Directors within a two-year period.

  VALUATION

     For purposes of valuation under the 1999 Stock Plan, the fair market value of a share of Common Stock, on any relevant date, is the reported closing selling price per share on the Nasdaq National Market System.

  AMENDMENT AND TERMINATION

     The Board of Directors may at any time amend, suspend or terminate the 1999 Stock Plan, in whole or part, provided such action does not adversely affect the rights of participants with respect to outstanding options or shares. No modification to the 1999 Stock Plan may, without shareholder approval, increase the number of shares issuable under the 1999 Stock Plan.

     Unless sooner terminated by Board action, the 1999 Stock Plan will terminate upon the earlier of (i) ten years after adoption, or (ii) the first date when all the shares of FirstMerit's Common stock available for issuance thereunder, or options therefor, have been issued.

  PRICE OF COMMON STOCK

     The closing price of the Common Stock on the Nasdaq National Market System
on February 16, 1999 was $[          ].

  CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain federal income tax consequences of the issuance and exercise of stock options and restricted stock awarded under the 1999 Stock Plan. The summary does not address all federal tax consequences, nor does it cover state or local tax consequences.

     OPTIONS. In general, a participant realizes no taxable income on either the grant or the vesting of a stock option. The exercise of a NQSO results in ordinary income (generally subject to withholding, if the participant is an employee) equal to the difference (the "Option Spread") between the value of the Common Stock purchased and the option exercise price. A corresponding deduction is available to the Company. In general, the ordinary income associated with the exercise is measured and taken into account at the time of exercise. Any subsequent sale of Common Stock purchased under a NQSO may result in a capital gain or loss.

     The exercise of an ISO does not produce ordinary taxable income. However, because the Option Spread constitutes "alternative minimum taxable income" (measured and taken into account, in general, at the time of exercise), exercise of an ISO may result in an alternative minimum tax liability. In addition, shares purchased under an ISO ("ISO Shares") are subject to special tax holding rules. If a participant holds ISO Shares for at least two years from the date of the ISO grant and at least one year after exercise, any gain or loss recognized for tax purposes upon a subsequent sale of the shares will be a long-term capital gain or loss. A disposition of ISO Shares, however, by the participant within either of these special holding periods (a so-called "disqualifying disposition") results in ordinary compensation income in the year of the disposition equal, in general, to the Option Spread at the time the option was exercised. The ordinary income realized upon a disqualifying disposition of ISO Shares is deductible by the Company but is not subject to withholding. Any additional gain recognized for tax purposes in a disqualifying disposition will be taxed as short-term or long-term capital gain.

     An ISO that is exercised by the participant more than three months following termination of employment (one year, if termination occurred by reason of total and permanent disability) is treated for tax purposes as a NQSO. ISOs granted to a participant under the 1999 Stock Plan (together with ISOs granted to the participant after 1986 under any other plans of the Company) are also treated as NQSOs to the extent that, in the aggregate, they first become exercisable in any calendar year for shares of Common Stock having a fair market value (determined at time of grant) in excess of $100,000.

     Under the so-called "golden parachute" provisions of the Code, certain awards vested or paid in connection with a Change of Control of the Company may also be non-deductible to the Company and may be subject to an additional 20% federal excise tax. Non-deductible "parachute payments" will in general reduce the $1.0 million limit on deductible compensation under Code Section 162(m), to the extent such limit is applicable to remuneration paid under the 1999 Stock Plan or otherwise.

     DIVIDEND UNITS. The grant of a dividend unit generally will not result in taxable income to the participant or a deduction for FirstMerit, but the payment of cash with respect thereto generally will result in ordinary taxable income to the participant and a deduction for FirstMerit. Income taxes will be withheld from payments on dividend units.

     RESTRICTED STOCK. To the extent the participant is issued vested shares, the participant must report as ordinary income in the year of issuance an amount equal to the excess of (i) the fair market value of those vested shares on the date of issue over (ii) the aggregate purchase price paid for such shares. To the extent the issued shares are unvested, the participant will not recognize any taxable income at the time of issuance but will have to report as ordinary income, for the taxable year in which the participant's interest in the issued shares becomes vested, an amount equal to the excess of (i) the fair market value of the shares on the date they become vested over (ii) the aggregate purchase price paid for such shares. Such participant, however, may elect under Code Section 83(b) to include as ordinary income in the taxable year of issuance an amount equal to the excess of (i) the fair market value of the unvested shares on the date of issue over (ii) the aggregate purchase price paid for such shares. If the Code Section 83(b) election is made, the participant will not recognize any additional income as and when such participant's interest in the shares subsequently vests.

     FirstMerit will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the participant in connection with the acquisition of the shares and any note forgiveness. The deduction will be allowed for the taxable year of FirstMerit in which the ordinary income is recognized by the participant.

     DEDUCTIBILITY OF PERFORMANCE AWARDS. If the 1999 Stock Plan is approved by the shareholders, certain payments to executive officers under the 1999 Stock Plan will be eligible for treatment as "performance based" compensation under Code Section 162(m) of the Internal Revenue Code.

     FirstMerit anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of ISOs or exercises of NQSOs granted with an exercise price equal to the fair market value of the option shares at the time of grant will qualify as performance-based compensation for purposes of Code section 162(m) and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of FirstMerit. Accordingly, all compensation deemed paid with respect to those options will remain deductible by FirstMerit without limitation under code section 162(m).

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
                    SHAREHOLDERS VOTE FOR PROPOSAL NUMBER 3

                             PRINCIPAL SHAREHOLDERS

     The following table describes the beneficial ownership of Common Stock of each entity who was known by FirstMerit to be the beneficial owner of more than five percent of the total shares issued and outstanding on or about February 16, 1999. Under rules and regulations promulgated by the Commission, a person is deemed to be the "beneficial owner" of all the shares with respect to which he has or shares voting power or investment power, regardless of whether he is entitled to receive any economic benefit from his interest in the shares. As used herein, the term "voting power" means the power to vote or to direct the voting of shares and "investment power" means the power to dispose of or to direct the disposition of shares.

     These parties have certified to the Commission that the shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of FirstMerit.

              NAME AND ADDRESS OF                 SHARES AND NATURE OF
                BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP   % OF CLASS
              -------------------                 --------------------   ----------
Cincinnati Financial Corporation                       6,581,292         [     ]%
P.O. Box 145496
Cincinnati, OH 45250
FirstMerit Bank, N.A.                                  5,338,873         [     ]%
Trust Division
121 S. Main Street
Akron, OH 44308

                                    AUDITORS

     FirstMerit has selected PricewaterhouseCoopers LLP as its auditors for 1999. PricewaterhouseCoopers LLP, or its predecessor Coopers & Lybrand, has served as auditors for FirstMerit since 1992. A representative of the auditors will be present at the meeting and will be available to answer questions. The representative will have the opportunity to make a statement at the meeting.

                  SHAREHOLDER PROPOSALS AND BOARD NOMINATIONS

     Any proposals to be considered for inclusion in the proxy material to be provided to shareholders of FirstMerit for its next Annual Meeting of Shareholders to be held in 2000 may be made only by a qualified shareholder and must be received by FirstMerit no later than October 23, 1999.

     The Executive Committee will consider nominees for directors of FirstMerit recommended by shareholders who submit the person's name and qualifications, in writing, to the Executive Committee. Under Article II, Section 2, of FirstMerit's Regulations, shareholders entitled to vote for the election of directors who intend to nominate a director for election must deliver written notice to the Secretary of FirstMerit no later than (i) with respect to the election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (ii) with respect to the election to be held at a special meeting of shareholders, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The notice from the shareholder must set forth certain information concerning the shareholder and each nominee, including names and addresses, a representation that the shareholder is entitled to vote and intends to appear in person or by proxy at the meeting, a description of arrangements or understandings between the shareholder and each nominee, such other information required to be included in a proxy statement, and the consent of each nominee to serve as a director of FirstMerit if so elected.

                                    GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of FirstMerit, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by FirstMerit. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of FirstMerit. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and FirstMerit will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. FirstMerit has engaged Georgeson & Company Inc. to aid in the solicitation of proxies in order to assure a sufficient return of votes on the proposals to be presented at the meeting. It is expected that Georgeson will primarily solicit institutional investors and owners not of record who are non-objecting beneficial owners of FirstMerit Common Stock. The costs of such services are estimated at $15,000, plus reasonable distribution and mailing costs.

     Management of FirstMerit has no information that other matters will be brought before the meeting. If, however, other matters are properly presented, the accompanying proxy will be voted in accordance with the best judgment of the proxy holders with respect to such matters.

                                            /s/ Terry E. Patton
                                            Terry E. Patton
                                            Secretary

Akron, Ohio
March 12, 1999

                                                                      Appendix A


                             FIRSTMERIT CORPORATION


                                 1999 STOCK PLAN

                             FIRSTMERIT CORPORATION
                                 1999 STOCK PLAN
               AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1999

                                TABLE OF CONTENTS


I.       INTRODUCTION ........................................................................................... 1

         A.       Purpose of the Plan ........................................................................... 1
         B.       Definitions ................................................................................... 1

II.      EMPLOYEES STOCK OPTION PROGRAM.......................................................................... 5

         A.       Administration ................................................................................ 5
         B.       Participation ................................................................................. 5
         C.       Maximum Number of Shares Available ............................................................ 5
         D.       Adjustments ................................................................................... 5
         E.       Registration Conditions ....................................................................... 6
         F.       Committee Action .............................................................................. 6
         G.       Stock Options...................................................................................6
         H.       Dividend Units..................................................................................9
         I.       Amendment and Termination......................................................................10

III.     DIRECTORS STOCK OPTION PROGRAM ........................................................................ 10

         A.       Administration ............................................................................... 10
         B.       Participation ................................................................................ 10
         C.       Maximum Number of Shares Available ........................................................... 11
         D.       Adjustments .................................................................................. 11
         E.       Registration Conditions ...................................................................... 11
         F.       Stock Options..................................................................................11
         G.       Dividend Units.................................................................................12
         H.       Amendment and Termination......................................................................13

IV.      RESTRICTED STOCK PROGRAM .............................................................................. 14

         A.       Administration ............................................................................... 14
         B.       Participation ................................................................................ 14
         C.       Maximum Number of Shares Available ........................................................... 15
         D.       Awards ....................................................................................... 15
         E.       Restrictions ................................................................................. 16
         F.       Enforcement of Restrictions....................................................................16
         G.       Privileges of Employee-Participant.............................................................16
         H.       Non-Transferability............................................................................17
         I.       Withholding Taxes..............................................................................17

         J.       Lien on Shares.................................................................................17
         K.       Share Issuance and Transfer Restrictions.......................................................17
         L.       Acceleration on Change of Control..............................................................18
         M.       Effective Date and Duration....................................................................19
         N.       Exclusivity....................................................................................19
         O.       Amendment and Termination......................................................................19

V.       GENERAL PROVISIONS .................................................................................... 19

         A.       Government and Other Regulations ............................................................. 19
         B.       Other Compensation Plans and Programs ........................................................ 19
         C.       Miscellaneous Provisions ..................................................................... 20
         D.       Effective Date ............................................................................... 22

                             FIRSTMERIT CORPORATION
                                 1999 STOCK PLAN

     FIRSTMERIT CORPORATION (the "Company") adopted the 1999 Stock Plan ("Plan"), effective as of January 1, 1999, which Plan received shareholder approval at the 1999 Annual Shareholders Meeting. The number of shares of Common Stock approved and reserved under the Plan, subject to the actual shares available for grant under the Plan, is 3,800,000 for the Employees Stock Option Program and the Restricted Stock Program, and 200,000 for the Directors Stock Option Program. The maximum number of shares of Common Stock which can be granted as part of the 2,000,000 shares under the Restricted Stock Program is 500,000.


                                 I. INTRODUCTION

A.       PURPOSE OF THE PLAN

         FirstMerit Corporation has established the Plan to further its long-term financial success by creating the opportunity to key employees and non-employee Directors of the Company and its Subsidiaries to receive stock and stock-based compensation whereby they can share in achieving and sustaining such success. The Plan also provides a means to attract and retain the executive talent needed to achieve the Company's long-term growth and profitability objectives.

B.       DEFINITIONS

         When used in the Plan, the following terms shall have the meanings set forth below:

         "Award(s)" shall mean Incentive Stock Options, Non-Qualified Stock Options, Reload Stock Options, Restricted Stock Awards or Dividend Units granted under the Plan.

         "Award Agreement" shall mean an agreement which shall evidence the particular terms, conditions, rights and duties of the Company and the Participant with respect to an Award.

         "Board" shall mean the Board of Directors of the Company.

         "Change of Control" means a change in control of a nature that would be required to be reported by persons or entities subject to the reporting requirements of Section 14(a) of the Securities Exchange Act of 1934 in response to item 5(f) of Schedule 14A of Regulation 14(A) as in effect on the date hereof, or successor provisions thereto, provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any unaffiliated "person," "entity," or "group" (as defined in Rule 13(d)-3 issued under the Securities Exchange Act of 1934) directly or indirectly becomes the owner of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities or (B) at any time during any period of two (2) consecutive calendar years, individuals, who at the beginning of such period constitute the Board of Directors of the Company, cease for any reason to constitute at least the majority of such Board unless the election, or the nomination for election, by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors still in office who were directors of the Company at the beginning of such two-year period.



         For purposes of determining a Change of Control under the Plan, the following definitions shall be applicable:

         1. The term "Person" shall mean any individual, corporation or other entity.


         2. Any Person shall be deemed to be the beneficial owner of any shares of capital stock of the Company:

                  a. which that Person owns directly, whether or not of record,

                  b. which that Person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options, or otherwise,

                  c. which are beneficially owned, directly or indirectly (including shares deemed owned through application of Paragraph 2.b. above), by an "affiliate" or "associate" (as defined in the rules of the Securities and Exchange Commission) of that Person, or

                  d. which are beneficially owned, directly or indirectly (including shares deemed owned through application of Paragraph 2.b. above), by any other Person with which that Person or his "affiliate" or "associate" has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Company.

         3. For purposes of determining whether a Person has acquired beneficial ownership of 30 percent or more of the Company, the outstanding shares of capital stock of the Company shall include shares deemed owned by such Person through application of Paragraphs 2.b., 2.c. and 2.d. above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, but which are not actually outstanding.

         "Committee" shall mean the Compensation Committee of the Board, or such other Committee of the Board which shall be designated by the Board to administer the Plan. If the Board does not designate the Compensation Committee as the Committee, the Committee will be composed of two (2) or more persons who are from time to time appointed to serve by the Board. Each member of the Committee will be a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act or any successor rule, as any such rule may be amended from time to time and will qualify as an "outside director" within the meaning of Code Section 162(m) ("Qualified Director"). A person may be appointed to the Committee who does not qualify as a "non-employee director" if the Committee adopts and follows a recusal procedure which qualifies under the Section 16 Rules.

         "Company" shall mean FirstMerit Corporation and any successor in a reorganization or similar transaction.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common Stock" shall mean the common stock of the Company, no par value per share, and may be either stock previously authorized but unissued, or stock reacquired by the Company.

         "Director" shall mean a duly elected member of the Board.

         "Directors Stock Option Program" shall mean the stock option program delineated in Article III of this Plan.

         "Director-Participant" shall mean a Director who is not also a full-time employee of the Company or any of its Subsidiaries.

         "Disability" shall mean the inability of an Employee-Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee on the basis of appropriate medical evidence, and that results in the Employee-Participant's Termination of Employment; provided, however, that with respect to any Employee-Participant who has entered into an employment agreement with the Company or any of its Subsidiaries, the term of which has not expired at the time a determination concerning Disability is to be made, Disability shall have the meaning attributed to "permanent disability" in such employment agreement.

         "Employees Stock Option Program" shall mean the stock option program, as delineated in Article II of this Plan.

         ["EMPLOYEE-PARTICIPANT" SHALL MEAN A FULL-TIME SALARIED EMPLOYEE (INCLUDING A DIRECTOR WHO IS ALSO A FULL-TIME EMPLOYEE) OF THE COMPANY OR ANY OF ITS SUBSIDIARIES.]

         "Fair Market Value" shall mean with respect to a given day, the closing sales price of a share of Common Stock, as reported by such responsible reporting service as the Committee may select, or if there were no transactions in the Common Stock on such day, then the last preceding day on which transactions took place. The foregoing notwithstanding, the Committee may determine the

Fair Market Value in such other manner as it may deem more appropriate for Plan purposes or as is required by applicable laws or regulations.

         "Incentive Stock Option" or "ISO" shall mean a right to purchase the Company's Common Stock which is intended to comply with the terms and conditions for an incentive stock option as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

         "Non-Qualified Stock Option" or "NQSO" shall mean a right to purchase the Company's Common Stock which is not intended to comply with the terms and conditions for a tax-qualified stock option, as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

         "Participant" shall mean an Employee-Participant or a Director-Participant.

         "Plan" shall mean the Company's 1999 Stock Plan, as set forth herein.

         "Reload Stock Option" shall mean an option granted to an Employee-Participant who has paid for shares subject to option through the delivery of shares of Common Stock having an aggregate Fair Market Value as determined on the date of exercise equal to the option price.

         "Restricted Shares" shall mean those shares of Common Stock reserved for issuance as Awards under the Restricted Stock Program, as further provided in Article IV(D).

         "Restricted Stock Program" shall mean the restricted stock program, as delineated in Article IV of this Plan.

         "Retirement" shall mean an Employee-Participant's Termination of Employment by reason of retirement at his normal retirement date, pursuant to and in accordance with a pension, retirement or similar plan or other regular retirement practice of the Company or any of its Subsidiaries, or in accordance with the early retirement provision(s) thereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Subsidiaries" shall mean the majority-owned subsidiaries of the Company.

         "Termination of Employment" shall mean a cessation of the employee-employer relationship between an Employee-Participant and the Company or its Subsidiaries for any reason.

         "Termination of Service" shall mean a cessation of the Director's relationship with the Company for any reason.

                       II. EMPLOYEES STOCK OPTION PROGRAM

A.       ADMINISTRATION

         The Employees Stock Option Program shall be administered by the Committee, which, subject to the express provisions of the Employees Stock Option Program, shall have full and exclusive authority to interpret the Employees Stock Option Program, to prescribe, amend and rescind rules and regulations relating to the Employees Stock Option Program and to make all other determinations deemed necessary or advisable in the implementation and administration of the Employees Stock Option Program; provided, however, that subject to the express provisions hereof or unless required by applicable law or regulation, no action of the Committee shall adversely affect the terms and conditions of any Award made to, or any rights hereunder or under any Award Agreement of, any Employee-Participant, without such Employee-Participant's consent. The Committee's interpretation and construction of the Employees Stock Option Program shall be conclusive and binding on all persons, including the Company and all Employee-Participants.

B.       PARTICIPATION

         The Committee shall, from time to time, make recommendations to the Board with respect to the selection of Employee-Participants and the Award or Awards to be granted to each Employee- Participant, and thereafter grant such Award or Awards upon the approval of a majority of the members of the Board present and voting upon such approval, who are Qualified Directors. In making its recommendations, the Committee may take into account the nature of the services rendered or expected to be rendered by the respective Employee-Participants, their present and potential contributions to the Company's success, and such other factors as the Committee in its discretion shall deem relevant.

C.       MAXIMUM NUMBER OF SHARES AVAILABLE

         The maximum number of shares which may be granted under the Employees Stock Option Program is one million (1,000,000) shares, less shares granted under the Restricted Stock Program.

         No Incentive Stock Options shall be granted after January 1, 2007, or such other period required under the Code.

D.       ADJUSTMENTS

         In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Employees Stock Option Program shall be adjusted proportionately or otherwise by the Board and, where deemed appropriate, the number of shares covered by outstanding stock options and the option price of outstanding stock options shall be similarly adjusted. Also, in instances where another corporation or other business entity is acquired by the Company, and the Company has assumed outstanding employee option grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. In the event of any other change affecting the Common Stock reserved under the Employees Stock Option Program, such adjustment, if any, as may be deemed equitable by the Board, shall be made to give proper effect to such event.

E.       REGISTRATION CONDITIONS

         Unless issued pursuant to a registration statement under the Securities Act, no shares shall be issued to an Employee-Participant under the Employees Stock Option Program unless the Employee-Participant represents to and agrees with the Company that such shares are being acquired for investment and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

         Any restriction on the resale of shares shall be evidenced by an appropriate legend on the stock certificate.

         The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed or until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

F.       COMMITTEE ACTION

         The Committee may, through Award Agreements, limit its discretion under this Employees Stock Option Program. To the extent such discretion is not specifically waived in an Award Agreement, the Committee shall retain such discretion.

G.       STOCK OPTIONS

         All stock options granted to Employee-Participants under the Employees Stock Option Program shall be evidenced by Award Agreements which shall be subject to applicable provisions of the Employees Stock Option Program, and such other provisions as the Committee may adopt, including the following provisions:

         1. PRICE. The option price per share of Non-Qualified Stock Options ("NQSOs") shall be set by the Committee at the time of grant. The option price per share of Incentive Stock Options ("ISOs") shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant. If a NQSO is to meet the requirements of Section 162(m) of the Code, it shall be issued at Fair Market Value.

         2. PERIOD. An ISO shall not be exercisable for a term longer than ten (10) years from date of grant. NQSOs shall have a term as established by the Committee.

         3. TIME OF EXERCISE. The Committee may prescribe the timing of the exercise of the stock option and any minimums and installment provisions and may accelerate the time at which a stock option becomes exercisable, provided that with respect to ISOs, no such acceleration shall result in a violation of
                  Section 6 of this Paragraph G.

         4. EXERCISE PROCEDURES. A stock option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the shares being purchased.

         5. PAYMENT. The price of an exercised stock option, or portion thereof, may be paid pursuant to Paragraph V.C.11.

         6. SPECIAL RULE FOR INCENTIVE STOCK OPTIONS. If the aggregate Fair Market Value of Common Stock with respect to which ISOs are exercisable for the first time by an Employee-Participant during any calendar year (under this Employees Stock Option Program and all other plans of the Company and its Subsidiaries) exceeds One Hundred Thousand Dollars ($100,000), such ISOs shall be treated as NQSOs to the extent of the excess. In applying the foregoing limitation, ISOs shall be taken into account in the order in which they were granted, and the Fair Market Value of Common Stock subject to such ISOs shall be determined as of the date of grant. If such limit is exceeded in any calendar year, the Company shall have the right to designate which shares of Common Stock purchased pursuant to such ISOs shall be treated as having been acquired by the Employee-Participant pursuant to an ISO.

         7. RELOAD STOCK OPTIONS. A Reload Stock Option may be granted by the Committee in an Award Agreement. If a reload option is granted and a stock option is exercised while the Employee-Participant is employed by the Company and the Employee- Participant pays for the shares subject to option through the delivery of Common Stock having an aggregate Fair Market Value as determined on the date of exercise equal to the option price, the Employee-Participant will be granted a Reload Stock Option on the date of such exercise. The Award shall equal the number of whole shares of Common Stock used to pay the purchase price, and the exercise price of the Reload Stock Option shall equal the Fair Market Value of the Common Stock on the date of grant. If the Company withholds shares of Common Stock to cover applicable income and employment taxes related to the exercise of an option, then the Award shall equal the number of whole shares of Common Stock used to pay the purchase price less the number of shares withheld.

                  Subject to the provisions of the Employees Stock Option Program, the Reload Stock Option may be exercised between its date of grant and the date of expiration of an option. Shares of stock acquired upon the exercise of a Reload Stock Option are restricted from sale for two years. A Reload Stock Option shall be evidenced by an

                  Award Agreement containing such other terms and conditions as the Committee approves. No Reload Stock Option shall be granted with respect to a stock option exercised after the Employee-Participant's Retirement, Disability, death or other Termination of Employment. No Dividend Units shall be granted in connection with a Reload Stock Option.

         8. EFFECT OF LEAVES OF ABSENCE. It shall not be considered a Termination of Employment when an Employee-Participant is placed by the Company or any of its Subsidiaries on military leave, sick leave or other bona fide leave of absence. In case of such leave of absence, the employment relationship for Employees Stock Option Program purposes shall be continued until the later of the date when such leave of absence equals ninety (90) days or when the Employee-Participant's right to reemployment with the Company or any of its Subsidiaries shall no longer be guaranteed either by statute or contract.

         9. TERMINATION OF EMPLOYMENT. In the event of Termination of Employment, the following provisions shall apply with respect to ISOs and NQSOs unless waived by the Committee, or as otherwise specifically provided in the Award Agreement.

                  a. TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT. NQSOs and ISOs shall be exercisable for a period equal to the lesser of five (5) years or the remaining option term; provided, however, that if the Employee-Participant elects to exercise his ISOs (i) later than three (3) months after the date of his Termination of Employment due to Retirement or (ii) twelve (12) months after the date of his Termination of Employment due to Disability, such ISOs shall be treated as NQSOs under the Code for purposes of calculating the federal income tax applicable as a result of the exercise of such ISOs and the subsequent disposition of the acquired shares.

                  b. OTHER TERMINATION. If an Employee-Participant's employment with the Company or any of its Subsidiaries is terminated for any reason other than death, Disability or Retirement, all Awards under this Employees Stock Option Program shall be immediately canceled, except that if the termination is by the Company or any of its Subsidiaries or for any reason other than misconduct or misfeasance, the Employee-Participant shall have thirty (30) days thereafter within which to exercise his options to the extent that the options are otherwise exercisable immediately prior to such termination; and further, if such termination is attributable to a Change of Control, such Award shall not be canceled but shall continue as though the Employee-Participant remained in the employ of the Company or any of its Subsidiaries during the remaining option term of the Award and shall vest immediately.

                  c. LIMITATIONS ON EXERCISE. Notwithstanding the foregoing, the Committee may rescind the right to exercise stock options following Termination of

                           Employment if the Employee-Participant has been found to be directly or indirectly engaged in any activity which is in competition with the Company or any of its Subsidiaries or is otherwise adverse to, or not in the best interest of, the Company or any of its Subsidiaries. Further, no option agreement for ISOs may extend their exercise period beyond the time allowed by the Code.

H.       DIVIDEND UNITS

         1.       AWARDS OF DIVIDEND UNITS

                  a. The Committee may, at its discretion, award to an Employee-Participant one (1) Dividend Unit with respect to each share of Common Stock for which an option has been granted under the Employees Stock Option Program. No Dividend Units shall be awarded in connection with a Reload Stock Option.

                  b. An Award of a Dividend Unit by the Committee may be made only in conjunction with a stock option for Common Stock granted to the Employee- Participant under the Employees Stock Option Program.

         2.       VALUATION

                  a. The amount payable to an Employee-Participant in respect of each Dividend Unit awarded to such Employee-Participant shall be equal to the aggregate dividends actually paid on one (1) share of Common Stock to the extent that such Employee-Participant held such Dividend Unit on the record date established by the Board for payment of each such dividend. An Employee- Participant shall be deemed to have held a Dividend Unit from the date on which the Award of such Dividend Unit was made (or such later date as may be specified in the related Award Agreement) to and including the date on which the term of the Dividend Unit expires.

                  b. The Committee shall, at the time it awards a Dividend Unit to an Employee- Participant, specify the term of the Dividend Unit (which term shall not be longer than the term of the stock option to which it is attached) and the period of time during the term over which the Dividend Unit will accrue dividends.

         3.       PAYMENT

                  a. The amount payable to an Employee-Participant in respect of a Dividend Unit shall be paid out by the Company to such Employee-Participant only at the date of exercise of the stock option to which the Dividend Unit is attached. The Dividend Unit shall expire upon the expiration of any stock option which has not been exercised.

                  b. Upon payment to an Employee-Participant in respect of a Dividend Unit, such Dividend Unit shall be of no further force or effect.

         4. TERMINATION OF EMPLOYMENT. In the event of Termination of Employment, any Dividend Unit shall remain outstanding for the duration of the stock option to which it is attached until paid upon exercise or until termination or expiration of such stock option.

         5. ACCELERATION OF PAYMENTS. Unless the Committee determines otherwise, in the event of a Change of Control, the Company shall, promptly after such Change of Control, make payment to each Employee-Participant in an amount equal to the aggregate amount accrued on the Dividend Units held by such Employee-Participant on the date of such Change of Control. Notwithstanding anything to the contrary or any Award Agreement, after such Change of Control and for so long as an Employee-Participant holds any Dividend Unit and dividends are accrued thereon, the Company shall make payment to the Employee-Participant in respect of any such Dividend Unit at the same time as payment of dividends on Common Stock is made.

I.       AMENDMENT AND TERMINATION

         The Board may, at any time and from time to time, suspend or terminate the Employees Stock Option Program in whole or amend it from time to time in such respects as the Board may deem appropriate, subject, however, to the regulatory requirements of Section 16(b) of the Securities Exchange Act and the requirements of the Code.


                       III. DIRECTORS STOCK OPTION PROGRAM

  A.     ADMINISTRATION

         The Directors Stock Option Program is a self-executing grant program which shall be administered by the Secretary of the Company. Subject to the express provisions of the Directors Stock Option Program, the Secretary shall have full and exclusive authority to interpret the Directors Stock Option Program, and to make such determinations deemed necessary or advisable in the implementation and administration of the Directors Stock Option Program; provided, however, that subject to the express provisions hereof or unless required by applicable law or regulation, no action of the Secretary shall adversely affect the terms and conditions of any Award made to, or any rights hereunder or under any Award Agreement of, any Director-Participant without such Director-Participant's consent.

B.       PARTICIPATION

         All Directors who are not also full-time employees of the Company or a Subsidiary shall be Director-Participants in the Directors Stock Option Program and shall be awarded options to purchase one thousand two hundred (1,200) shares each year on the date following the annual shareholders meeting.

C.       MAXIMUM NUMBER OF SHARES AVAILABLE

         The maximum number of shares which may be granted under this Directors Stock Option Program is one hundred thousand (100,000) shares.

D.       ADJUSTMENTS

         In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Directors Stock Option Program shall be adjusted proportionately.

E.       REGISTRATION CONDITIONS

         Unless issued pursuant to a registration statement under the Securities Act, no shares shall be issued to a Director-Participant under the Directors Stock Option Program unless the Director- Participant represents to and agrees with the Company that such shares are being acquired for investment and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

         Any restriction on the resale of shares shall be evidenced by an appropriate legend on the stock certificate.

         The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed or until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

F.       STOCK OPTIONS

         All stock options granted to Director-Participants under the Directors Stock Option Program shall be evidenced by Award Agreements which shall be subject to applicable provisions of the Directors Stock Option Program, including the following provisions:

         1. PRICE. The option price per share shall be 100 percent of the Fair Market Value of a share of Common Stock on the date of grant.

         2. PERIOD. Any option granted under the Directors Stock Option Program shall be exercisable for a term of ten (10) years from the date of grant.

         3.       TIME OF EXERCISE. Will be established by the Committee.

         4. EXERCISE PROCEDURES. A stock option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the shares being purchased.

         5. PAYMENT. The price of an exercised stock option, or portion thereof, may be paid pursuant to Paragraph V.C.11.

         6. TERMINATION OF SERVICE. In the event of Termination of Service, the following provisions shall apply:

                  a. DISCHARGE FOR CAUSE. All outstanding options shall be canceled at termination.

                  b. TERMINATION OTHER THAN FOR CAUSE. Options shall be exercisable for a period equal to the lesser of five
                           (5) years or the remaining option term.

G.       DIVIDEND UNITS

         1.       AWARDS OF DIVIDEND UNITS

                  a. One (1) Dividend Unit shall be awarded to a Director-Participant with respect to each share of Common Stock for which an option has been granted under the Directors Stock Option Program. When a Director-Participant receives an Award of Dividend Units, the Secretary shall cause to be issued to such Director-Participant an Award Agreement specifying the number of Dividend Units granted and the applicable terms and conditions of the Award.

                  b. An Award of a Dividend Unit shall be made only in conjunction with a stock option for Common Stock granted to the Director-Participant under this Directors Stock Option Program.

         2.       VALUATION

                  a. The amount payable to a Director-Participant in respect of each Dividend Unit awarded to such Director-Participant shall be equal to the aggregate dividends actually paid on one share of Common Stock to the extent that such

                           Director-Participant held such Dividend Unit on the record date established by the Board for payment of each such dividend. A Director-Participant shall be deemed to have held a Dividend Unit from the date on which the Award of such Dividend Unit was made (or such later date as may be specified in the related grant letter) to and including the date on which the term of the Dividend Unit expires.

                  b. The term of a Dividend Unit shall be the term of the stock option to which it is attached. However, Dividend Units will accrue dividends only for the first five (5) years following grant.

         3.       PAYMENT

                  a. The amount payable to a Director-Participant in respect of a Dividend Unit shall be paid out by the Company to such Director-Participant only upon the exercise of the option to which it is attached.

                  b. Upon payment to a Director-Participant in respect of a Dividend Unit, such Dividend Unit shall be of no further force or effect.

         4. TERMINATION OF SERVICE. In the event of Termination of Service, any Dividend Unit shall remain outstanding for the duration of the stock option to which it is attached until paid upon exercise, but it shall terminate upon termination, cancellation or expiration of such stock option.

         5. ACCELERATION OF PAYMENTS. In the event of a Change of Control, the Company shall, promptly after such Change of Control, make payment to each Director-Participant in an amount equal to the aggregate amount accrued on the Dividend Units held by such Director-Participant on the date of such Change of Control. Notwithstanding anything to the contrary or any Award Agreement, after such Change of Control and for so long as a Director-Participant holds any Dividend Unit and dividends are accrued thereon, the Company shall make payment to the Director-Participant in respect of any such Dividend Unit at the same time as payment of dividends on Common Stock is made.

H.       AMENDMENT AND TERMINATION

         The Board may, at any time and from time to time, amend, suspend or terminate the Directors Stock Option Program, subject to the applicable requirements and restrictions of the Code and securities laws. The Directors Stock Option Program may not be materially amended without shareholder approval.

                          IV. RESTRICTED STOCK PROGRAM

A.       ADMINISTRATION

         The Restricted Stock Program shall be administered by the Committee. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Restricted Stock Program may be made without notice or meeting, by a writing signed by a majority of the Committee members.

         In accordance with and subject to the provisions of the Restricted Stock Program, the Committee shall, from time to time, recommend to the Board:

         1. the Employee-Participants from those employees meeting the eligibility criteria described in Paragraph B,

         2.       the number of shares to be subject to each Award,

         3.       the time at which Awards are made,

         4.       the duration and nature of Award restrictions,

         5. fix such other provisions of the Awards as may be deemed necessary or desirable, consistent with the terms of the Restricted Stock Program, and

         6. the form or forms of the Award Agreements with Employee-Participants.

         The Committee shall have the authority, subject to the provisions of the Restricted Stock Program, to establish, adopt and revise such rules and regulations relating to the Restricted Stock Program as it may deem necessary or desirable for the administration of the Restricted Stock Program. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Restricted Stock Program shall be conclusive and binding for all purposes and on all persons, including without limitation the Company, the stockholders of the Company, the Committee and each of the members thereof, the Board, officers and employees of the Company and the Employee-Participants and their respective successors in interest.

B.       PARTICIPATION

         Employee-Participants shall be such key employees (including officers) of the Company and any present or future Subsidiary as the Committee, in its sole discretion, determines to be mainly responsible for the success and future growth and profitability of the Company and value to its stockholders and whom the Committee may designate from time to time to receive Awards under the Restricted Stock Program. Awards may be granted under this Restricted Stock Program to persons who have previously received Awards or other benefits under this or other plans of the Company.

         The Committee shall, from time to time, make recommendations to the Board with respect to the selection of Employee-Participants and the Award or Awards to be granted to each Employee-Participant, and thereafter grant such Award or Awards upon the approval of a majority of the members of the Board present and voting upon such approval, who are Qualified Directors. In making its recommendations, the Committee may take into account the nature of the services rendered or expected to be rendered by the respective Employee-Participants, their present and potential contributions to the Company's success, and such other factors as the Committee in its discretion shall deem relevant.

C.       MAXIMUM NUMBER OF SHARES AVAILABLE

         The maximum number of shares which may be granted under the Restricted Stock Program is two hundred fifty thousand (250,000) shares, which may be authorized but unissued or treasury shares.

         Any shares subject to Awards may thereafter be subject to new Awards under this Restricted Stock Option Program if shares of Common Stock are issued under such Awards and are thereafter reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, including, without limitation, the forfeiture of shares subject to an Award prior to the lapse of restrictions.

         If the Company shall at any time change the number of issued shares of Common Stock without new considerations to the Company (by stock dividends, stock splits or similar transactions), the total number of shares reserved for issuance under the Restricted Stock Option Program shall be adjusted proportionately. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar circumstances.

D.       AWARDS

         Awards may consist of grants of Restricted Shares to Employee-Participants as a bonus for service rendered to the Company without other payment therefor or for payment at less than Fair Market Value. In addition to the restrictions described in Paragraph E, any Award under the Restricted Stock Option Program may be subject to such other provisions (whether or not applicable to an Award to any other Employee-Participant) as the Committee deems appropriate, including, without limitation, provisions for the forfeiture of and restrictions on the sale, resale or other disposition of shares acquired under any Award, provisions giving the Company the right to repurchase shares acquired under any Award, provisions to comply with federal and state securities laws, or understandings or conditions as to the Employee-Participant's employment in addition to those specifically provided for under the Restricted Stock Option Program.

E.       RESTRICTIONS

         An Employee-Participant shall not have a right to retain any Restricted Shares granted under an Award unless and until such restrictions have by their terms lapsed. The lapsing of such restrictions is referred to herein as vesting, and the shares after Vesting has occurred are referred to herein as vested shares. The restrictions which the Committee may place on the Awards include, without limitation, the Employee-Participant's continued employment with the Company for certain periods of time as determined by the Committee and the attainment of various performance goals by the Employee-Participant and/or the Company as specified by the Committee with respect to such Award. The Committee may, in its sole discretion, require different periods of employment or different performance goals with respect to different Employee-Participants, with respect to different Awards or with respect to separate, designated portions of an Award. The Committee may, in its sole discretion, terminate restrictions on shares issued pursuant to an Award prior to the time such restrictions otherwise would have lapsed. Any Restricted Shares granted under an Award which have not become Vested Shares on or before the termination date, if any, set forth in the Award Agreement shall permanently be forfeited, and shall thereafter become available for reissuance under the Plan.

F.       ENFORCEMENT OF RESTRICTIONS

         The Committee, in its sole discretion, may employ one or more methods of enforcing the restrictions referred to in Paragraphs E, G, H and J including, without limitation, the following:

         1. placing a legend on the stock certificates referring to the restrictions,

         2. requiring the Employee-Participant to keep stock certificates, duly endorsed, in the custody of the Company or its designated agent while the restrictions remain in effect,

         3. not issuing certificates for Restricted Shares until the shares become Vested Shares, or

         4. retaining a possessory lien in the Award Shares as provided in Paragraph J below.

G.       PRIVILEGES OF EMPLOYEE-PARTICIPANT

         Restricted Shares shall constitute issued and outstanding shares of the Company for all corporate purposes, and the Employee-Participant shall have all voting and (subject to any Award restrictions) all dividend, liquidation and other rights with respect to Restricted Shares while the corresponding Award remains in effect, as if such Employee-Participant were a holder of record of unrestricted shares of Common Stock. Notwithstanding the foregoing, prior to the time at which a Restricted Share becomes a Vested Share, the Employee-Participant's right to assign or transfer such

Restricted Share shall be subject to the limitations of Paragraph H. Certificates representing Restricted Shares shall bear a restrictive legend disclosing the restrictions, the existence of the Restricted Stock Option Program and the existence of the applicable Award.

H.       NON-TRANSFERABILITY

         No right or interest of any Employee-Participant in any Award made pursuant to the Restricted Stock Option Program shall, prior to the satisfaction of all restrictions applicable thereto, be assignable or transferable, in whole or in part, during the lifetime of the Employee-Participant, either voluntarily or involuntarily, or be made subject to any lien (except as provided in Paragraphs F and J), directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of an Employee-Participant's death, his right and interest in any Award shall, to the extent provided in the Award, be transferable by testamentary will or the laws of descent and distribution, and the issuance of any shares subject to an Award shall be made to the Employee-Participant's legal representatives, heirs or legatees upon furnishing the Committee with evidence satisfactory to the Committee of such status.

I.       WITHHOLDING TAXES

         The Company is entitled to withhold and deduct or take such other action as delineated in Section V.C.4.

J.       LIEN ON SHARES

         The Company may, in its sole discretion, require that an Employee-Participant, as a condition to the receipt of an Award, grant to the Company a possessory lien on the Restricted Shares in order to secure retransfer of the shares into the name of the Company, and ensure adequate provision for any tax withholding obligations arising with respect to such Award, and to that end, may require that certificates evidencing Restricted Shares be deposited by the Employee-Participant with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit the transfer to the Company of all or any portion of the Restricted Shares which are forfeited or required to be retained to satisfy the Employee-Participant's withholding obligations to the Company.

K.       SHARE ISSUANCE AND TRANSFER RESTRICTIONS

         1. SHARE ISSUANCE. Notwithstanding any other provision of the Restricted Stock Program or any Award Agreement entered into pursuant hereto, the Company shall not be required to issue or deliver any certificate for shares under this Restricted Stock Program unless and until both of the following are satisfied:

                  a.       either:

                           i. there shall be in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws, if the Committee, in its sole discretion, shall have determined to file, cause to become effective and maintain the effectiveness of such registration statement, or

                           ii. if the Committee has determined not to so register the shares, exemptions from registration under the Securities Act and applicable state securities laws shall be available for such issuance as determined by counsel for the Company, and there shall have been received from the
                                    Employee-Participant (or in the event of death or Disability, the
                                    Employee-Participant's heir(s) or legal
                                    representative(s)) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions, and

                  b. there shall have been obtained any other consent, approval or permit from any state or federal government agency which the Committee shall, in its sole discretion and upon the advice of counsel, deem necessary or advisable.

         2. TRANSFERS OF VESTED SHARES. Vested Shares may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of (whether voluntarily or involuntarily) except pursuant to registration under the Securities Act and applicable state securities laws or pursuant to exemptions from such registrations. The Company may condition the sale, assignment, transfer, pledge, encumbrance or other disposition of such shares not issued pursuant to an effective and current registration statement under the Securities Act and all applicable state securities laws, on the receipt from the party to whom the shares are to be so transferred of any representations or agreements requested by the Company in order to permit such transfer to be made.

         3. LEGENDS. Unless a registration under the Securities Act is in effect with respect to the issuance or transfer of Vested Shares, each certificate representing such shares will be endorsed with a legend in the form determined necessary by the Committee or its counsel.

L.       ACCELERATION ON CHANGE OF CONTROL

         The Committee may provide, in its sole discretion, in one or more Awards, that notwithstanding the provisions of each Award which would result in a forfeiture as a result of the Employee-Participant's termination of employment with the Company prior to the Vesting of Restricted Shares, the Restricted Shares subject to such Award shall immediately become Vested Shares as a result of a Change of Control. Notwithstanding anything to the contrary in the Restricted Stock Option Program, unless expressly provided to the contrary in the Award Agreement, if Restricted Shares experience an acceleration in Vesting on a Change of Control as permitted by the preceding sentence, the portion of the Restricted Shares which experience such acceleration will be limited to that number which will not cause or contribute to an "excess parachute payment" with respect to the Employee-Participant, as reasonably determined by the Committee in accordance with Section 280G of the Code.


M.       EFFECTIVE DATE AND DURATION

         The Restricted Stock Option Program shall continue in effect until it is terminated by action of the Board, but such termination shall not affect the then outstanding terms of any Award. No Award shall be granted more than ten
(10) years after the date of adoption of the Restricted Stock Option Program; provided, however, that the terms and conditions applicable to any Award granted within such period may thereafter be amended or modified by mutual agreement between the Company and the Employee-Participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and an Employee-Participant, or under any future plan of the Company, Awards may be granted to such Employee-Participant in substitution and exchange for, and in cancellation of, any Awards previously granted such Employee-Participant under this Restricted Stock Option Program, or any benefit previously or thereafter granted to him under any future plan of the Company.

N.       EXCLUSIVITY

         Nothing contained in this Restricted Stock Option Program is intended to amend, modify or rescind any previously approved compensation plans or programs adopted by the Company. The Restricted Stock Option Program will be construed to be in addition to any and all such other plans or programs.

O.       AMENDMENT AND TERMINATION

         The Board may amend the Restricted Stock Option Program from time to time or terminate the Restricted Stock Option Program at any time. In addition, the Company may amend the terms of any Award previously granted under this Restricted Stock Option Program, prospectively or retroactively, however, no action authorized by this Paragraph O shall impair the rights of any Employee-Participant without his consent.


                              V. GENERAL PROVISIONS

A.       GOVERNMENT AND OTHER REGULATIONS

         The obligation of the Company to issue Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

B.       OTHER COMPENSATION PLANS AND PROGRAMS

         The Plan shall not be deemed to preclude the implementation by the Company and its Subsidiaries of other compensation plans or programs which may be in effect from time to time.

C.       MISCELLANEOUS PROVISIONS

         1. NO RIGHT TO CONTINUE EMPLOYMENT. Nothing in the Plan or in any Award or Award Agreement confers upon any Employee-Participant the right to continue in the employ of the Company or its Subsidiaries or interferes with or restricts in any way the rights of the Company or its Subsidiaries to discharge any Employee-Participant at any time for any reason whatsoever, with or without cause.

         2. NON-TRANSFERABILITY. No right or interest of any Participant in any Award under the Plan shall be (a) assignable or transferable, except by will or the laws of descent and distribution, a valid beneficiary designation made in accordance with procedures established by the Committee, or as expressly stated herein, or (b) liable for, or subject to, any lien, obligation or liability. An ISO may be exercised only by the Participant during his lifetime, by his estate or by the person who acquires the right to exercise such option by bequest or inheritance.

         The Board may, in its discretion, authorize all or a portion of the options to be granted to a Participant, and may also amend outstanding options to provide, that they be on terms which permit transfer by such Participant to
(i) the spouse, children or grandchildren of the Participant (the "Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners, (iv) a limited liability company in which such Immediate Family Members are the only members; provided that (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such options are granted must be approved by the Board, and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred options shall be prohibited except those in accordance with the section(s) herein dealing with transfers by will or the laws of descent and distribution, or pursuant to qualified domestic relations order. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for all purposes hereof, the term "Participant" shall be deemed to refer to the "Transferee." The events of termination of any option will continue to be applied with respect to the original Participant, following which the options shall be exercisable by the transferee only to the extent (if at all), and for the periods specified in the Program or option agreement. The Participant in all such cases will remain subject to and liable for the withholding taxes due or payable upon exercise by the Transferee.

         The Board may also, in its discretion, pursuant to the requirements and restrictions listed above except as listed in this paragraph, authorize all or a portion of the options to be granted to a Participant, to permit a non-conforming transfer, such as a sale to a family member or family corporation for estate planning purposes. Nothing herein or in any action by the Board shall be construed as an amendment to any option other than those expressly indicated by the action of the Board.

         The Company shall not have any obligation to provide notice to the Transferee of the termination or acceleration of an option for any reason.

         3. DESIGNATION OF BENEFICIARY. A Participant, in accordance with procedures established by the Committee, may designate a person or persons to receive, in the event of the Participant's death, (a) any payments with respect to which the Participant would then be entitled, and (b) the right to continue to participate in the Plan to the extent of such Participant's outstanding Awards. Such designation shall be made upon forms supplied by and delivered to the Company and may be revoked in writing.

         4.       WITHHOLDING TAXES.

         The Company's obligation to deliver shares of Common Stock or cash upon the exercise of stock options granted will be subject to the satisfaction of all applicable federal, state and local income tax and employment tax withholding requirements. The Committee (or plan administrator) may, in its discretion and in accordance with any applicable tax or securities laws (including the applicable safe-harbor provisions of Securities and Exchange Commission Rule 16b-3), provide any or all holders of a NQSOs (other than the automatic grants made pursuant to Directors Stock Option Program) or unvested shares under the Plan, with the right to use shares of the Company's Common Stock in satisfaction of all or part of the federal, state and local income tax and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the "Taxes"). Such right may be provided to any such option holder in either or both of the following formats:

                  (a) Stock Withholding: The holder of the NQSO or unvested shares may be provided with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such NQSO or the vesting of such shares, a portion of those shares with an aggregate fair market value not to exceed one hundred percent (100%) of the applicable Taxes.


                  (b) Stock Delivery: Provide the holder of the NQSO or the unvested shares with the election to deliver to the Company, at the time the NQSO is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate fair market value equal to the designated percentage (up to 100% as specified by the option holder) of the Taxes incurred in connection with such option exercise or share vesting.

         5. PLAN EXPENSES. Any expenses of administering the Plan shall be borne by the Company.

         6. CONSTRUCTION OF PLAN. The interpretation of the Plan and the application of any rules implemented hereunder shall be determined solely in accordance with the laws of the State of Ohio.

         7. UNFUNDED PLAN. The Plan shall be unfunded, and the Company shall not be required to segregate any assets which may at any time be represented by Awards. Any liability of the Company to any person with respect to an Award under this Plan shall be based solely upon any obligations which may be created by this Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

         8. BENEFIT PLAN COMPUTATIONS. Any benefits received or amounts paid to a Participant with respect to any Award granted under the Plan shall not have any effect on the level of benefits provided to or received by any Participant, or the Participant's estate or beneficiary, as part of any employee benefit plan (other than the Plan) of the Company.

         9. PRONOUNS, SINGULAR AND PLURAL. The masculine may be read as feminine, the singular as plural and the plural as singular as necessary to give effect to the Plan.

         10. MAXIMUM ANNUAL GRANT. In no event shall any one individual participating in the 1999 Stock Plan, be granted stock options and/or restricted shares for more than one and one-half percent (1.5%) of the total outstanding shares of Common Stock of the Company, in the aggregate, per calendar year.

         11. PAYMENT. The exercise price will be payable in one of the alternative forms specified below:

                  (a) full payment in cash or check made payable to the Company's order; or

                  (b) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or

                  (c) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date and cash or check payable to the Company's order; or

                  (d) full payment through a sale and remittance procedure pursuant to which the Participant will provide irrevocable written directives to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and shall concurrently provide written instructions to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

         For purposes of this subparagraph, the "exercise date" will be the date on which written notice of the option exercise is delivered to the Company, and the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of the Plan. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the option price for the purchased shares must accompany the exercise notice.

D.       EFFECTIVE DATE

         The Plan became effective on approval by shareholders of the Company. The Plan and all outstanding Awards shall remain in effect until all outstanding Awards have been exercised, expired or canceled.

[ X ]  PLEASE MARK VOTES
       AS IN THIS EXAMPLE
-----------------------                                    1. For the election of five Class II            For All    With-  For All
FIRSTMERIT CORPORATION                                        Directors.                                   Nominees   hold   Except
-----------------------
                                                              Karen S. Belden    Gary G. Clark               [  ]     [   ]   [   ]
                                                              R. Cary Blair      Clifford J. Isroff
                                                              Robert W. Briggs

RECORD DATE SHARES:                                           NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s)
                                                              of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                           2. To approve the increase of Common              For    Against  Abstain
                                                              Stock from 160,000,000 to 300,000,000 shares.
                                                                                                             [  ]     [   ]   [   ]

                                                           3. To approve the 1999 Stock Plan                 [  ]     [   ]   [   ]

                                                           4. Such other business as properly may come before said meeting and any adjournments thereof.

Please be sure to sign and date this Proxy    Date            Mark box at right if an address change or comment has been noted [  ]
---------------------------------------------------           on the reverse side of this card.

-Shareholder sign here----Co-owner sign here-------


DETACH CARD                                                                                                           DETACH CARD



                            FIRSTMERIT CORPORATION
                               III CASCADE PLAZA
                               AKRON, OHIO 44308
                                MARCH 12, 1999

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Card. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, Wednesday, April 21, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

FirstMerit Corporation